UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

RED HAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June __, 2013

Dear Red Hat Stockholders,

It is my pleasure to invite you to Red Hat’s 2013 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, August 8, 2013, at 9:00 a.m. local time, at our corporate headquarters, located at 100 East Davie Street, Raleigh, North Carolina 27601. I hope you will be able to attend. You will find details regarding the meeting and the business to be conducted in the accompanying Notice of 2013 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the 2013 Annual Meeting, we hope you will vote as soon as possible. You may vote in person, by telephone, over the Internet or by mail.

Thank you for your ongoing support of Red Hat.

Sincerely,

James M. Whitehurst President and Chief Executive Officer

RED HAT, INC.

100 East Davie Street

Raleigh, North Carolina 27601

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	9:00 a.m. local time on Thursday, August 8, 2013

PLACE:	Red Hat’s corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601

ITEMS OF BUSINESS:

1.      To elect three members to the Board of Directors, each to serve for a three-year term as a Class II director

2.      To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2014

3.      To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation

4.      To approve an amendment to Red Hat’s Certificate of Incorporation to phase out Red Hat’s classified Board of Directors

5.      To approve an amendment and restatement of Red Hat’s By-Laws to phase out Red Hat’s classified Board of Directors

6.      To transact such other business as may properly come before the 2013 Annual Meeting and any adjournments thereof

ADJOURNMENTS AND POSTPONEMENTS:	Any action on the items of business described above may be considered at the 2013 Annual Meeting or at any time and date to which the 2013 Annual Meeting may be properly adjourned or postponed.

RECORD DATE:	Stockholders of record at the close of business on June 14, 2013 are entitled to notice of, and to vote at, the 2013 Annual Meeting and at any adjournments or postponements thereof.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD:	A list of stockholders of record will be available for inspection at our corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601, during ordinary business hours during the ten-day period before the 2013 Annual Meeting.

VOTING:	Whether or not you plan to attend the 2013 Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the proxy materials, or you may sign, date and mail the enclosed proxy card in the pre-paid envelope provided.

By Order of the Board of Directors,

Michael R. Cunningham Secretary

Raleigh, North Carolina

June __, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING TO BE HELD ON AUGUST 8, 2013: THIS PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND RED HAT’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.INVESTORVOTE.COM/RHT

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 8, 2013

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 8, 2013

INTRODUCTION

This Proxy Statement for Red Hat’s 2013 Annual Meeting of Stockholders (“Proxy Statement”) is furnished in connection with a solicitation of proxies by the Board of Directors (“Board”) of Red Hat, Inc. to be used at our 2013 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the corporate headquarters of Red Hat, Inc. located at 100 East Davie Street, Raleigh, North Carolina 27601 on Thursday, August 8, 2013, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

This Proxy Statement and the accompanying materials are being mailed on or about June __, 2013 to stockholders of record as of the close of business on June 14, 2013.

When we use the terms “Red Hat,” “the Company,” “we,” “us,” and “our,” we mean Red Hat, Inc., a Delaware corporation, and its subsidiaries, where applicable.

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Why am I receiving these materials?

We have delivered these proxy materials to you by mail in connection with the solicitation of proxies for our Annual Meeting. These materials include information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and are designed to assist you in voting on the matters presented at the Annual Meeting. Stockholders of record as of the close of business on June 14, 2013 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include our Proxy Statement for the Annual Meeting, our 2013 Annual Report which includes our Annual Report on Form 10-K for the fiscal year ended February 28, 2013 (“Fiscal 2013”) and a proxy card or voting instruction card.

Who is eligible to vote at the Annual Meeting?

If your shares of Red Hat common stock are registered in your name in the records of our transfer agent, Computershare Limited (“Computershare”), as of the close of business on June 14, 2013, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

How many votes do I have?

You will have one vote for each share of our common stock owned by you, as a stockholder of record or in street name, as of the close of business on June 14, 2013.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on:

•	Item 1: the election of three members to the Board, each to serve for a three-year term as a Class II director;

•	Item 2: the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2014 (“Fiscal 2014”);

•	Item 3: the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation;

•	Item 4: the approval of an amendment to Red Hat’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out Red Hat’s classified Board; and

•	Item 5: the approval of an amendment and restatement of Red Hat’s Amended and Restated By-Laws (the “By-Laws”) to phase out Red Hat’s classified Board.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the three nominees named in this Proxy Statement to the Board, each to serve for a three-year term as a Class II director;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for Fiscal 2014;

•	FOR the approval, on an advisory basis, of the resolution relating to Red Hat’s executive compensation;

•	FOR the approval of an amendment to Red Hat’s Certificate of Incorporation to phase out Red Hat’s classified Board; and

•	FOR the approval of an amendment and restatement of Red Hat’s By-Laws to phase out Red Hat’s classified Board.

Other than the items listed in the Proxy Statement, what other business will be addressed at the Annual Meeting?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy you appoint the persons named as proxy holders to be your representatives at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders are each authorized to vote your shares in his or her discretion.

How do I vote my shares?

For stockholders of record:    If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:

•	By Internet—If you have Internet access, you may submit your proxy by following the instructions provided with this Proxy Statement and on your proxy card.

•	By Telephone—You can also submit your proxy by telephone by following the instructions provided with this Proxy Statement and on your proxy card.

•	By Mail—You may submit your proxy by completing the proxy card enclosed with this Proxy Statement, signing and dating it and returning it in the pre-paid envelope we have provided.

•

In Person at our Annual Meeting—You can vote in person at our Annual Meeting. In order to gain admittance, you must present a valid government-issued photo identification such as a driver’s license or passport.

For holders in street name:    If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to present a valid government-issued photo identification such as a driver’s license or passport and hand in the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to vote your shares held in street name at the Annual Meeting without a valid government-issued photo identification such as a driver’s license or passport, a valid proxy from your broker, bank or similar institution and a signed ballot.

Can I change or revoke my proxy?

For stockholders of record:    Yes. A proxy may be changed or revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our President or Corporate Secretary at our corporate headquarters. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name:    Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

If I submit a proxy by Internet, telephone or mail, how will my shares be counted?

If you submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2014, FOR the approval (on an advisory basis) of a resolution relating to Red Hat’s executive compensation, FOR the approval of an amendment to Red Hat’s Certificate of Incorporation to phase out Red Hat’s classified Board of Directors and FOR the approval of an amendment and restatement of Red Hat’s By-Laws to phase out Red Hat’s classified Board of Directors. If any other matter properly comes before our Annual Meeting, the proxy holders will vote your shares in their discretion.

What is “broker discretionary voting”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the advisory vote on a resolution relating to Red Hat’s executive compensation and the approval of an amendment to Red Hat’s Certificate of Incorporation and an amendment and restatement of Red Hat’s By-Laws to phase out Red Hat’s classified Board of Directors), your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters to your broker, bank or similar institution.

I understand that a quorum is required in order to conduct business at the Annual Meeting. What constitutes a quorum?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of June 14, 2013, the record date for the

Annual Meeting, there were                      shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is required to approve the proposals submitted to a vote at the Annual Meeting?

At the Annual Meeting each director will be elected by the vote of the majority of the votes cast with respect to the director nominee. This means to elect the director nominee, the number of shares voted “For” the director nominee must exceed the number of shares voted “Against” the director nominee. Abstentions and broker non-votes will not be considered votes cast.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to approve ratification of the selection of the independent registered public accounting firm, to approve (on an advisory basis) the resolution relating to the Company’s executive compensation and any other matters that properly come before the Annual Meeting. Abstentions and broker non-votes will not be considered to have been voted.

Approval of a proposed amendment to our Certificate of Incorporation and an amendment and restatement of our By-Laws to phase out Red Hat’s classified Board of Directors require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Accordingly, such amendments will be approved upon the affirmative vote of the holders of 75% of our outstanding common stock as of the record date. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to such proposal.

How can I obtain a proxy card or voting instruction form?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For stockholders of record:    Please contact Computershare at 1-888-542-4427.

For holders in street name:    Please contact your account representative at your broker, bank or other similar institution.

Who counts the votes?

Votes are counted by Computershare, our transfer agent and registrar, and are then certified by a representative of Computershare appointed by the Board to serve as the Inspector of Election at the Annual Meeting.

How can I obtain directions to the Annual Meeting?

You may contact Red Hat Investor Relations at 919-754-3700.

Who pays for the expenses of this proxy solicitation?

Red Hat will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of our proxy materials and the proxy card. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

Where can I find vote results after the Annual Meeting?

We are required to publish final vote results in a Current Report on Form 8-K to be filed with the SEC within four business days after our Annual Meeting.

How can I obtain more information about Red Hat?

Copies of this Proxy Statement and our Annual Report on Form 10-K are available online at www.investorvote.com/rht or at www.redhat.com under “About Red Hat—Investor Relations—SEC Filings & Financial Information.”

What is “householding”?

Some banks, brokers and similar institutions may be participating in the practice of “householding” proxy materials. This means that only one copy of these proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you write to us at the following address or call us at the following phone number:

Red Hat, Inc.

Attention: Investor Relations

100 East Davie Street

Raleigh, North Carolina 27601

Phone: Call 919-754-3700 and ask to speak to Investor Relations.

If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution.

ITEM NO. 1—ELECTION OF DIRECTORS

Our Board currently consists of nine directors divided into three classes. One class of directors is elected annually, and each class serves for a term of three years. The term of the Class II directors will expire at this Annual Meeting. The class makeup of the Board is as follows:

Class	Directors	Term Expires
I	Marye Anne Fox and Donald H. Livingstone	2015
II	W. Steve Albrecht, Jeffrey J. Clarke, and General H. Hugh Shelton (U.S. Army Retired)	2013
III	Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst	2014

Criteria for Evaluating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee of our Board is responsible for identifying and evaluating candidates for service on our Board and recommending proposed director nominees to the full Board for consideration. Our Corporate Governance Guidelines describe the criteria used to select candidates for service on our Board:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee’s review of a nominee’s qualifications will include consideration of diversity, age, skills and professional experience in the context of the needs of the Board. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Nominating and Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities or attributes that contribute to Board heterogeneity.

In addition, the Nominating and Corporate Governance Committee believes it is important to select directors from various backgrounds and professions in an effort to ensure that the Board as a group has a broad range of experiences to enrich discussion and inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee believes that each director should possess at least two of the following attributes:

•

Financial Expertise. Nominees who have knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes assist us in understanding, advising and overseeing our capital structure, financing and investing activities, and our financial reporting and internal controls.

•

Global Expertise. As a global organization with offices in over 30 countries, nominees with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.

•

Industry Expertise. Nominees with experience in the information technology industry help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop and the market segments in which we compete.

•

Public Company Board Experience. Nominees who have served on other public company boards offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board with senior management and oversight of a changing mix of strategic, operational and compliance-related matters.

•	Science and Technology Expertise. Nominees with backgrounds in science and technology support our efforts to spur innovation and develop new ideas and products.

•

Senior Leadership Experience. Nominees who have served in senior leadership positions enhance the Board’s ability to identify and develop those qualities in management. They also bring a practical understanding of organizations, processes, strategy, risk management and methods to drive change and growth.

Nominees for Election to the Board of Directors

The Board has nominated three Class II directors, W. Steve Albrecht, Jeffrey J. Clarke, and General H. Hugh Shelton (U.S. Army Retired), for three-year terms ending in 2016. Each nominee has indicated an intention to serve if elected and will hold office for his term and until a successor has been elected and qualified or until his earlier resignation or removal. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Set forth below is a brief biography for each nominee and a description of certain key attributes that the Board considered in recommending each nominee for re-election.

W. Steve Albrecht, 66

Professor of Accounting, Brigham Young University, Marriott School of Management

Director since March 2011

Dr. Albrecht, who previously served on our Board from April 2003 through June 2009, is the Andersen Alumni Professor of Accounting at Brigham Young University’s (“BYU”) Marriott School of Management (“Marriott School”). Dr. Albrecht also served as a mission president in Japan for his church from June 2009 through July 2012. Dr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois, and served as Associate Dean of the Marriott School at BYU until July 2008. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Dr. Albrecht currently serves on the board of directors of Cypress Semiconductor Corporation (NASDAQ:CY), a semiconductor design and manufacturing company, and SkyWest, Inc., the holding company of SkyWest Airlines (NASDAQ:SKYW), a regional airline company. He previously served on the board of directors of SunPower Corporation, a solar panel design and manufacturing company, from 2005 to 2012. He is the past president of the American Accounting Association and the Association of Certified Fraud Examiners and is a former trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB) and the Committee of Sponsoring Organizations (COSO), the organization that designed the internal control framework used by nearly all public companies and other organizations. Dr. Albrecht’s career in public accounting and as a professor and associate dean, as well as his service as a director of a number of public companies, brings to our Board financial expertise as well as public company board and senior leadership experience.

Jeffrey J. Clarke, 51

Managing Partner, Augusta Columbia Capital Group LLC

Director since November 2008

Mr. Clarke has served as a Managing Partner of Augusta Columbia Capital Group LLC, an investment firm, since February 2012. Mr. Clarke served as the President and CEO of Travelport Limited, a provider of transaction processing for the global travel industry, from April 2006 through May 2011. From April 2004 until April 2006, Mr. Clarke was the Chief Operating Officer of CA, Inc. (formerly Computer Associates), an information technology company, where he was responsible for sales, services, business development, partnership alliances, finance and information technology. From May 2002 through November 2003, Mr. Clarke was the Executive Vice President of Global Operations of Hewlett-Packard Company, an information technology company. Mr. Clarke currently serves as Chairman of the board of directors of Orbitz Worldwide Ltd. (NYSE:OWW), a global online travel company. Mr. Clarke has also served on Travelport Limited’s board of directors since May 2006, and as that board’s Executive Chairman from June 2011 through February 2012 and as its Non-Executive Chairman from February 2012 through May 2013. Mr. Clarke served as a director of UTStarcom, Inc., a provider of IP-based networking and telecommunications solutions, from 2005 through 2010. Mr. Clarke’s experience as an executive at large global technology companies brings to our Board global and industry expertise as well as senior leadership experience.

General H. Hugh Shelton, 71

U.S. Army (Retired) and Former Chairman of the Joint Chiefs of Staff

Director since April 2003, Lead Director from March 2008 through August 2010, and Chairman since August 2010

General Shelton has served as the Executive Director of the General H. Hugh Shelton Leadership Center at North Carolina State University since January 2002 in addition to serving as a board member, consultant and advisor to a number of entities. From January 2002 until April 2006, General Shelton served as the President, International Operations, for M.I.C. Industries, an international manufacturing company. General Shelton served as the 14th Chairman of the Joint Chiefs of Staff from October 1997 until his retirement in September 2001. General Shelton has served on the board of directors of L-3 Communications Corporation (NYSE:LLL), a supplier of products and services used in the aerospace and defense industries, since 2011. He has also served as a member of the board of directors of several other public companies including vice chairman of the board of directors of Protective Products of America, Inc., a manufacturer of protective armor products, from 2006 until 2010; Anheuser-Busch Companies, Inc., an operator of beer, packaging and entertainment companies, from 2001 until 2009; and CACI International Inc., a provider of professional services and IT solutions to defense, intelligence, homeland security and the federal civilian government, from 2007 until 2008. General Shelton’s leadership experience in the U.S. military and his service on the boards of other public companies brings to our Board global expertise as well as public company board and senior leadership experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE ELECTION OF

W. STEVE ALBRECHT, JEFFREY J. CLARKE AND H. HUGH SHELTON

TO THE COMPANY’S BOARD OF DIRECTORS

Members of the Board Continuing to Serve

The following directors will continue to serve on our Board. Set forth below is a brief biography for each such director and a description of the key attributes that each brings to our Board.

Sohaib Abbasi, 56

Chairman, Chief Executive Officer and President of Informatica Corporation

Director since March 2011

Mr. Abbasi has served as the Chief Executive Officer and President of Informatica Corporation (NASDAQ:INFA) since July 2004 and as Chairman of its board of directors since March 2005. Until 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division. As President, Chief Executive Officer and Chairman of a technology-related company, Mr. Abbasi brings to our Board industry expertise as well as public company board and senior leadership experience.

Marye Anne Fox, 65

Chancellor Emerita of the University of California, San Diego

Director since January 2002

Dr. Fox has served as the as the Chancellor Emerita of the University of California, San Diego (“U.C. San Diego”) since June 2012, and as the Chancellor of U.C. San Diego between August 2004 and June 2012. Dr. Fox has also served as a Distinguished Professor of Chemistry at U.C. San Diego since August 2004. Prior to that Dr. Fox served as the Chancellor of North Carolina State University and as Distinguished University Professor of Chemistry from August 1998 until July 2004. Dr. Fox is an elected member of the National Academy of Sciences and serves on the board of directors of W.R. Grace & Co. (NYSE:GRA), a specialty chemicals and materials company, and Bridgepoint Education, Inc. (NYSE:BPI), a provider of educational services. Dr. Fox served on the board of directors of Boston Scientific Corporation, a developer, marketer and manufacturer of medical devices, from June 2002 until May 2011. Dr. Fox also served as a director of Pharmaceutical Product Development, Inc., a biotechnology development services company, from 2002 until 2008. With her experience leading large educational institutions, her technical background and service as director of large public companies, Dr. Fox brings to our Board public company board experience, science and technology expertise and senior leadership experience.

Narendra K. Gupta, 64

Managing Director of Nexus Venture Partners

Director since November 2005

Dr. Gupta co-founded and has served as Managing Director of Nexus Venture Partners, an India-focused venture capital fund, since December 2006. In 1980, Dr. Gupta co-founded Integrated Systems Inc., a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as Integrated System’s President and CEO from founding until 1994 and as Chairman until 2000 when Integrated Systems merged with Wind River Systems, Inc., a provider of device software optimization solutions. Dr. Gupta served as Wind River’s Vice Chairman from 2000 until its acquisition by Intel Corporation in 2009. Dr. Gupta sits on the board of directors of Tibco Software Inc. (NASDAQ:TIBX), a provider of service-oriented architecture and business process management enterprise software, and was on the board of Wind River from 2000 until 2009. As a former executive and current and former board member of a number of technology-related public companies and as an investor in global companies, Dr. Gupta provides our Board with global expertise, industry and public company board experience, as well as science and technology expertise.

William S. Kaiser, 57

Managing Director, Greylock Management Corporation

Director since September 1998

Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been one of the general partners of the Greylock Limited Partnerships since January 1988. Mr. Kaiser currently serves on the board of directors of a number of private organizations in addition to Constant Contact, Inc. (NASDAQ:CTCT), a provider of products and services that help small organizations create and grow customer relationships. Having a background in venture capital investment focusing on technology-related entities, Mr. Kaiser brings to our Board financial and industry expertise.

Donald H. Livingstone, 70

Teaching Professor (Retired), Brigham Young University, Marriott School of Management

Director since September 2009

Mr. Livingstone retired in August 2011 from BYU’s Marriott School where he had served as a teaching professor since 1994. In addition to his teaching duties, Mr. Livingstone served as director of the Rollins Center for Entrepreneurship and Technology at the Marriott School from 1995 until 2007. During the period from 2002 to 2007, Mr. Livingstone served on the board of directors of a number of public and private companies. Mr. Livingstone took a leave of absence from the Marriott School from June 2007 until June 2009 to serve as a mission president in Africa for his church. Prior to joining BYU, Mr. Livingstone had a 29-year career with Arthur Andersen LLP that included service as an audit and consulting services partner in the San Francisco and Los Angeles offices. Mr. Livingstone’s career in public accounting and as a teaching professor, as well as his service as a director of a number of public companies, brings to our Board financial expertise and public company board experience.

James M. Whitehurst, 45

President and CEO, Red Hat, Inc.

Director since January 2008

Mr. Whitehurst has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served as the Chief Operating Officer of Delta Air Lines, Inc. from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004. Delta filed for bankruptcy in September 2005. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst also serves on the board of directors of DigitalGlobe, Inc. (NYSE:DGI), a builder and operator of satellites for digital imaging. Mr. Whitehurst’s service as our CEO as well as his experience as a senior executive at a global corporation brings financial and global expertise as well as senior leadership experience to our Board.

ITEM NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for Fiscal 2014. During Fiscal 2013, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as described below.

Although stockholder ratification of our independent registered public accounting firm is not required under Delaware law, our Certificate of Incorporation or our By-laws, the Company believes it is advisable to provide our stockholders with the opportunity to ratify this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2014, the Audit Committee of our Board of Directors will consider whether to select a new independent registered public accounting firm for Fiscal 2014 or to wait until the completion of the audit for Fiscal 2014 before considering a change in our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP are expected to attend our Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

FISCAL 2014

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees PricewaterhouseCoopers LLP billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal Year Ended February 28, 2013	Fiscal Year Ended February 29, 2012
Audit Fees (1)	$1,466,141	$1,400,999
Audit-Related Fees (2)	$63,000	$60,000
Tax Fees (3)	$248,755	$141,641
All Other Fees (4)	$118,056	$102,108

Total Fees	$1,895,952	$1,704,748

(1)	“Audit Fees” consist of fees for the audit of the Company’s annual financial statements, the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” For Fiscal 2013 and the fiscal year ended February 29, 2012 (“Fiscal 2012”), fees for assistance with merger and acquisition activities comprise substantially all of the amounts described.
(3)	“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. For Fiscal 2013 and Fiscal 2012, fees for advice relating to transfer pricing matters and non-U.S. subsidiary taxes and tax planning comprise substantially all of the amounts described.
(4)

“All Other Fees” consist of fees for products and services provided by the independent registered public accounting firm other than for the services reported above in Audit Fees, Audit-Related Fees or Tax Fees.

For Fiscal 2013 fees for conducting customer compliance audits comprise substantially all of the amount described. For Fiscal 2012 fees for conducting customer compliance audits and utilization of a research tool comprise substantially all of the amount described.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate, and has delegated to the Chairman of the Audit Committee, the authority to approve any audit or non-audit services to be provided by our independent registered public accounting firm. The Audit Committee also may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by any member of the Audit Committee pursuant to this delegated authority, whether the Chairman or another member, is reported at the next meeting of the Audit Committee.

For Fiscal 2012 and Fiscal 2013, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee directly or pursuant to this delegated authority.

ITEM NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, a resolution relating to the Company’s executive compensation as reported in this Proxy Statement. Consistent with the preference expressed by our stockholders at the Company’s 2011 Annual Meeting, the Board has approved holding an advisory vote on executive compensation every year.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Compensation Committee believe that our executive compensation program as described in the “Compensation Discussion and Analysis” section has supported and contributed to the Company’s recent and long-term success and the creation of long-term stockholder value and is effective in helping the Company attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2013 Annual Meeting of Stockholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RESOLUTION RELATING TO RED HAT’S EXECUTIVE COMPENSATION

ITEM NO. 4—PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PHASE OUT RED HAT’S CLASSIFIED BOARD OF DIRECTORS

Background

The Board proposes to amend our Certificate of Incorporation to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors. Currently, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of our directors stand for election each year. After careful consideration, the Board approved, and recommended that the Company’s stockholders approve at the Annual Meeting, a plan to declassify the Board. The Board’s declassification plan also includes amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”), which are described below in “Item No. 5— Proposal to Amend and Restate the By-Laws to Phase Out Red Hat’s Classified Board of Directors”.

Rationale for Declassification of the Board

The Board took into consideration arguments in favor of and against continuation of the classified board and determined that it is in the Company’s best interests to propose to declassify the Board. In its review, the Board considered the results of the stockholder vote on a stockholder proposal urging the Board to eliminate our classified board structure. This stockholder proposal was presented at our 2012 Annual Meeting and approved by a majority of our stockholders. The Board also considered the advantages of maintaining the classified Board structure in light of our current circumstances, including that a classified Board structure enhances Board continuity and stability and helps the Company attract and retain committed directors who are able to develop a deeper knowledge of our business and the environment in which we operate and focus on long-term strategies. Classified boards also provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. While the Board continues to believe that these are important considerations, the Board also considered potential advantages of declassification in light of our current circumstances, including the ability of stockholders to evaluate directors annually. Annually elected boards are perceived by some institutional stockholders as increasing the accountability of directors to all stockholders. After carefully weighing all of these considerations, the Board approved the proposed amendments to the Certificate of Incorporation and By-Laws and recommended that the stockholders adopt the amendments by voting in favor of this proposal and Item No. 5 below.

Proposed Declassification Amendment

If the proposed amendment to the Certificate of Incorporation and the proposed amendment and restatement of our By-Laws are approved by our stockholders, directors will be elected to one-year terms beginning with the 2014 Annual Meeting of Stockholders. Directors who have been elected or appointed to three-year terms prior to the effectiveness of the amendments, including directors elected at the 2013 Annual Meeting, will serve out those three-year terms, and thereafter would be eligible for annual re-election after completion of their current terms. If the proposed measures are approved, beginning with the 2016 Annual Meeting, the Board will be completely declassified and all directors will be elected annually to one-year terms. In addition, until the Board is completely declassified, any director appointed to the Board to fill a vacancy on the Board will hold office until the next election of the class for which such director is chosen; thereafter, any director so appointed will hold office until the next annual meeting of stockholders.

Delaware corporate law provides that members of a board that is classified may be removed only for cause. At present, because the Board is classified, the Certificate of Incorporation provides that our directors are removable only for cause. If Item No. 4 and Item No. 5 are approved, a member of our Board may be removed with or without cause once he or she is elected to a one-year term.

The above description is qualified in its entirety by reference to the full text of the proposed amendment to the Certificate of Incorporation, a copy of which is attached hereto as Appendix A.

Required Stockholder Approval

Our Certificate of Incorporation requires that the proposed amendment be approved by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Accordingly, this proposal will be approved upon the affirmative vote of the holders of at least 75% of our outstanding common stock as of the record date. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal.

Legal Effectiveness

If the proposed amendments to the Certificate of Incorporation and the proposed amendment and restatement of our By-Laws are approved by the requisite vote of the stockholders, the amendment to the Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware. If approved, we intend to make such filing promptly after the 2013 Annual Meeting.

Our Board reserves the right to abandon or delay the filing of the Certificate of Incorporation even if it is approved by our stockholders.

In the event the stockholders do not approve this proposal by the requisite vote, the Certificate of Incorporation will remain unchanged and the classified Board structure of the Company will remain in place and directors may only be removed for cause.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE APPROVAL OF THE PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PHASE OUT RED HAT’S CLASSIFIED BOARD OF DIRECTORS

ITEM NO. 5—PROPOSAL TO AMEND AND RESTATE THE BY-LAWS TO PHASE OUT RED HAT’S CLASSIFIED BOARD OF DIRECTORS

Background

The Board proposes to amend and restate our By-Laws to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors. Currently, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of our directors stand for election each year. After careful consideration, the Board approved, and recommended that the Company’s stockholders approve at the Annual Meeting, a plan to declassify the Board. The Board’s declassification plan also includes amendments to the Company’s Certificate of Incorporation, which are described above in “Item No. 4—Proposal to Amend the Certificate of Incorporation to Phase Out Red Hat’s Classified Board of Directors”.

Rationale for Declassification of the Board

Please see “Item No. 4—Proposal to Amend the Certificate of Incorporation to Phase Out Red Hat’s Classified Board of Directors” above for a discussion of the rationale to declassify the Board.

Proposed Declassification Amendment

If the proposed amendment and restatement of our By-Laws and the related proposed amendment to our Certificate of Incorporation are approved by our stockholders, directors will be elected to one-year terms beginning with the 2014 Annual Meeting of Stockholders. Directors who have been elected or appointed to three-year terms prior to the effectiveness of the amendments, including directors elected at the 2013 Annual Meeting, will serve out those three-year terms, and thereafter would be eligible for annual re-election after completion of their current terms. If the proposed measures are approved, beginning with the 2016 Annual Meeting, the Board will be completely declassified and all directors will be elected annually for one-year terms. In addition, until the Board is completely declassified, any director appointed to the Board to fill a vacancy on the Board will hold office until the next election of the class for which such director is chosen; thereafter, any director so appointed will hold office until the next annual meeting of stockholders.

Delaware corporate law provides that members of a board that is classified may be removed only for cause. At present, because the Board is classified, the By-Laws provide that our directors are removable only for cause. If Item No. 4 and Item No. 5 are approved, a member of our Board may be removed with or without cause once he or she is elected to a one-year term.

The above description is qualified in its entirety by reference to the full text of the proposed amendment and restatement of the By-Laws, a copy of which is attached hereto as Appendix B.

Required Stockholder Approval

Our By-Laws require that the proposed amendment and restatement of our By-Laws be approved by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Accordingly, this proposal will be approved upon the affirmative vote of the holders of at least 75% of our outstanding common stock as of the record date. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal.

Legal Effectiveness

If the proposed amendment and restatement of our By-Laws and the proposed amendment to the Certificate of Incorporation are approved by the requisite vote of the stockholders, the amendment and restatement of the By-laws will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. If approved, we intend to make such filing promptly after the 2013 Annual Meeting.

Our Board reserves the right to abandon or delay the filing of the Certificate of Incorporation even if it is approved by our stockholders.

In the event the stockholders do not approve this proposal by the requisite vote, the By-laws will remain unchanged and the classified Board structure of the Company will remain in place and directors may only be removed for cause.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE BY-LAWS TO PHASE OUT RED HAT’S CLASSIFIED BOARD OF DIRECTORS; WITH THE EFFECTIVENESS OF THE AMENDMENT AND RESTATEMENT OF THE BY-LAWS SUBJECT TO THE FILING OF THE AMENDED CERTIFICATE OF INCORPORATION WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth, as of May 31, 2013 (unless otherwise indicated), certain information regarding beneficial ownership of our common stock. We determine beneficial ownership of our common stock in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of common stock which the individual has the right to acquire on or before July 30, 2013 through the exercise of options or through the conversion of deferred stock units (“DSUs”). DSUs are described in more detail below in the section entitled “Corporate Governance and Board of Directors Information—Compensation of Directors.” Any reference in the footnotes to this table to shares subject to options or DSUs refers only to shares of common stock underlying options that vest on or before July 30, 2013 and DSUs that are convertible into shares of common stock on or before July 30, 2013. As of May 31, 2013, we had 189,728,958 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or entity, any shares which that individual or entity has the right to acquire on or before July 30, 2013 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual, entity or group.

Ownership by Our Directors and Executive Officers

As of the end of Fiscal 2013, our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers who were serving as of February 28, 2013 were James M. Whitehurst, Charles E. Peters, Jr., Paul J. Cormier, Arun Oberoi and Michael R. Cunningham (“Named Officers”). The following table includes information regarding the number of shares of our common stock beneficially owned by each of our directors, director nominees and Named Officers, as well as all of our directors and executive officers as a group, as of May 31, 2013.

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
James M. Whitehurst (3)	Class III Director and President and Chief Executive Officer	355,566	*

William S. Kaiser (4)	Class III Director	286,793	*

Paul J. Cormier (5)	Executive Vice President and President, Products and Technologies	134,376	*

Michael R. Cunningham (6)	Executive Vice President, General Counsel and Secretary	84,278	*

Charles E. Peters, Jr. (7)	Executive Vice President and Chief Financial Officer	72,051	*

Marye Anne Fox (8)	Class I Director	41,496	*

Arun Oberoi (9)	Executive Vice President of Global Sales and Services	34,478	*

Narendra K. Gupta (10)	Class III Director	33,242	*

Jeffrey J. Clarke (11)	Class II Director	29,401	*

H. Hugh Shelton (12)	Chairman of the Board and Class II Director	25,997	*

Donald H. Livingstone (13)	Class I Director	16,211	*

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding

Sohaib Abbasi (14)	Class III Director	14,110	*

W. Steve Albrecht (15)	Class II Director	11,834	*

All executive officers and directors as a group (14 persons) (16)		1,203,685	*

*	Less than one percent of the outstanding common stock.
(1)	The address for each beneficial owner is c/o Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601.
(2)	Each person named in the table reported that he or she has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares shown as beneficially owned by him or her, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of common stock does not constitute an admission of direct or indirect beneficial ownership of those shares.
(3)	Consists of (i) 244,001 shares of common stock and (ii) 111,565 shares of restricted stock vesting over four years from the date of grant.
(4)	Consists of (i) 193,142 shares of common stock, (ii) 12,500 shares of common stock issuable upon exercise of stock options, (iii) 3,849 shares of restricted stock vesting one year from the date of grant, (iv) 7,190 shares of common stock issuable upon conversion of DSUs and (v) 70,112 shares of common stock held of record by Greylock X GP Limited Partnership and Greylock X-A Limited Partnership (the “Greylock Partnerships”). Mr. Kaiser, a general partner of the Greylock Partnerships, disclaims beneficial ownership of shares held by the Greylock Partnerships except as to his proportionate partnership interest in these partnerships.
(5)	Consists of (i) 69,688 shares of common stock and (ii) 64,688 shares of restricted stock vesting over four years from the date of grant.
(6)	Consists of (i) 42,193 shares of common stock and (ii) 42,085 shares of restricted stock vesting over four years from the date of grant.
(7)	Consists of (i) 17,154 shares of common stock and (ii) 54,897 shares of restricted stock vesting over four years from the date of grant.
(8)	Consists of (i) 29,584 shares of common stock, (ii) 1,925 shares of restricted stock vesting one year from the date of grant and (iii) 9,987 shares of common stock issuable upon conversion of DSUs.
(9)	Consists of (i) 2,812 shares of common stock and (ii) 31,666 shares of restricted stock vesting over four years from the date of grant.
(10)	Consists of (i) 7,345 shares of common stock and (ii) 25,897 shares of common stock issuable upon conversion of DSUs.
(11)	Consists of (i) 3,849 shares of restricted stock vesting one year from the date of grant and (ii) 25,552 shares of common stock issuable upon conversion of DSUs.
(12)	Consists of (i) 18,811 shares of common stock and (ii) 7,186 shares of common stock issuable upon conversion of DSUs.
(13)	Consists of (i) 3,678 shares of common stock and (ii) 12,533 shares of common stock issuable upon conversion of DSUs.
(14)	Consists of (i) 5,775 shares of common stock, (ii) 60 shares of common stock held of record by the Abbasi Family 2003 Charitable Remainder Unitrust for which Mr. Abbasi is the trustee, (iii) 2,210 shares of restricted stock vesting over three years from the date of grant and (iv) 6,065 shares of common stock issuable upon conversion of DSUs.
(15)	Consists of (i) 4,419 shares of common stock, (ii) 2,210 shares of restricted stock vesting over three years from the date of grant and (iii) 5,205 shares of common stock issuable upon conversion of DSUs.

(16)	Consists of (i) 737,875 shares of common stock, (ii) 12,500 shares of common stock issuable upon exercise of stock options, (iii) 353,695 shares of restricted stock vesting over either one year, three years, or four years from the date of grant and (iv) 99,615 shares of common stock issuable upon conversion of DSUs.

Ownership of More than 5% of Our Common Stock

The following table sets forth information on each person or entity who we believe, based on our review of public filings by such persons or entities, beneficially owns more than 5% of our common stock as of May 31, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding (1)
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, MD 21202	24,776,706	13.06%

FMR LLC (3) 82 Devonshire Street Boston, MA 02109	22,568,947	11.86%

Prudential Financial, Inc. (4) 751 Broad Street Newark, NJ 07102	15,136,967	7.98%

Blackrock, Inc. (5) 40 East 52nd Street New York, NY 10022	13,280,028	7.00%

The Vanguard Group, Inc. (6) 100 Vanguard Blvd. Malvern, PA 19355	11,480,516	6.05%

(1)	Percentages are calculated based on our common stock outstanding as of May 31, 2013.
(2)	Based on a Schedule 13G/A filed with the SEC on February 6, 2013 by T. Rowe Price Associates, Inc. (“Price Associates”). As of December 31, 2012, Price Associates reports sole power to vote or direct the vote over 7,864,373 shares and sole power to dispose or direct the disposition of 24,776,706 shares. In connection with the filing of such Schedule 13G/A Price Associates declared and affirmed that the filing of such Schedule should not be construed as an admission that Price Associates is the beneficial owner of the securities referred to, which beneficial ownership it expressly denied.
(3)	Based on a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC. As of December 31, 2012, FMR LLC reports sole power to vote or direct the vote over 1,157,949 shares and sole power to dispose or direct the disposition of 22,568,947 shares. Includes 21,411,597 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor to various investment companies, including Fidelity Growth Company Fund (“FGCF”), which beneficially owned 15,218,586 shares. Fidelity Management Trust Company (a bank as defined in Section 3(a)(6) of the Exchange Act) (“FMTC”) beneficially owned 60,394 shares as a result of its serving as investment manager of one or more institutional accounts. Strategic Advisers, Inc. (“SAI”) beneficially owned 1,096,956 shares in its capacity as an investment advisor. Fidelity, FMTC and SAI are wholly owned subsidiaries of FMR LLC. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, directly or through trusts, own approximately 49% of the voting power of FMR LLC, and through their ownership of voting common shares and the execution of a shareholders’ voting agreement may be deemed to form a controlling group with respect to FMR LLC.

(4)	Based on a Schedule 13G/A filed with the SEC on February 11, 2013 by Prudential Financial, Inc. (“Prudential”) and includes shares held by certain of its subsidiaries. As of December 31, 2012, Prudential reports sole power to vote or direct the vote over 278,506 shares, shared power to vote or direct the vote over 8,847,474 shares, sole power to dispose or direct the disposition of 278,506 shares and shared power to dispose or direct the disposition of 14,858,461 shares. Jennison Associates LLC (“Jennison”) filed a separate Schedule 13G/A with the SEC on February 13, 2013 reporting beneficial ownership of 14,909,879 shares. However, these shares have not been listed separately because they are included in the shares reported by Prudential, which indirectly owns 100% of the equity interest in Jennison. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios.
(5)	Based on a Schedule 13G/A filed with the SEC on February 5, 2013 by Blackrock, Inc. and includes shares held by certain of its subsidiaries. As of December 31, 2012, Blackrock, Inc. reports sole power to vote or direct the vote over 13,280,028 shares and sole power to dispose or direct the disposition of 13,280,028 shares.
(6)	Based on a Schedule 13G/A filed with the SEC on February 11, 2013 by The Vanguard Group, Inc. As of December 31, 2012, The Vanguard Group, Inc. reports sole power to vote or direct the vote over 343,591 shares, sole power to dispose or direct the disposition of 11,157,925 shares and shared power to dispose or direct the disposition of 322,591 shares. Includes 271,191 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as an investment manager of collective trust accounts. Also includes 123,800 shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”) as a result of its serving as an investment manager of Australian investment offerings. VFTC and VIA are wholly owned subsidiaries of The Vanguard Group, Inc.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Our Board believes that good corporate governance is an important element in managing Red Hat for the longer-term benefit of stockholders. Regular review and assessment of existing governance practices is an ongoing process for our Board. This section describes a number of our key corporate governance policies and practices. Copies of our current corporate governance documents and policies, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters, are available at www.redhat.com.

Key Governance Policies

Code of Business Conduct and Ethics

The Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. We have posted our Code of Business Conduct and Ethics on our website, www.redhat.com. In addition, we intend to post on our website all disclosures that are required by law or by New York Stock Exchange (“NYSE”) listing standards with respect to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines, which provide a framework for the conduct of the Board’s business. Highlights of our Corporate Governance Guidelines include, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board must be independent directors;

•	the independent directors and the non-management directors are each to meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	directors who reach the age of 75 will retire from the Board effective at the end of his or her then current term;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Related Person Transactions

We have a written Related Person Transaction Policy that provides for the review of certain transactions, arrangements or relationships between related persons and Red Hat. A “related person” is defined under SEC regulations to include our directors, director nominees, executive officers and 5% stockholders (or their immediate family members). Related person transactions are transactions, arrangements or relationships in which Red Hat is a participant, the amount involved exceeds $120,000, and a related person (as defined above) has a direct or indirect material interest.

Any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel. The General Counsel will then refer the proposed related person transaction to our Audit Committee for review and approval prior to entry into the transaction, whenever practicable. If advance review and approval is not practicable, the Audit Committee will review, and in its discretion, may ratify the related person transaction at its next regularly scheduled meeting. The Chairman of the Audit Committee may also review and approve transactions between meetings subject to ratification by the Audit Committee at its next regularly scheduled meeting. Transactions which are ongoing will be reviewed annually.

In reviewing the proposed transactions, the Committee will take into account those factors it considers appropriate, which may include the following:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the terms of the transaction are, in the aggregate, no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, in light of all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The Related Person Transaction Policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee of the Board in accordance with its charter.

In Fiscal 2013, the Audit Committee reviewed and ratified the following transactions:

•

FMR LLC beneficially owns 22,568,947 shares (approximately 11.86%) of our outstanding common stock as of December 31, 2012 based on its holdings reported in a Schedule 13G/A filed with the SEC on February 14, 2013. During Fiscal 2013, we paid an affiliate of FMR LLC approximately $65,000 to provide 401(k) plan administration and other services to us. Affiliates of FMR LLC purchased approximately $433,000 in goods and services from us during Fiscal 2013. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size. In addition to the payments described above, fees were paid to one or more affiliates of FMR LLC by participants in our equity compensation and 401(k) plans in the form of commissions and brokerage fees generated on various transactions.

•

Prudential Financial, Inc. beneficially owns 15,136,967 shares (approximately 7.98%) of our outstanding common stock as of December 31, 2012 based on its holdings reported in a Schedule 13G/A filed with the SEC on February 11, 2013. During Fiscal 2013, Prudential Financial, Inc. purchased approximately $573,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

Blackrock, Inc. beneficially owns 13,280,028 shares (approximately 7.00%) of our outstanding common stock as of December 31, 2012 based on its holdings reported in a Schedule 13G/A filed with the SEC on February 5, 2013. During Fiscal 2013, Blackrock, Inc. purchased approximately $625,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

The Vanguard Group, Inc. beneficially owns 11,480,516 shares (approximately 6.05%) of our outstanding common stock as of December 31, 2012 based on its holdings reported in a Schedule 13G/A filed with the SEC on February 11, 2013. During Fiscal 2013, The Vanguard Group, Inc. purchased approximately $231,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

We employ M. W. Vincent, the brother-in-law of DeLisa K. Alexander, our Executive Vice President, Chief People Officer. In Fiscal 2013, Mr. Vincent’s total compensation, including salary, commissions, bonus and the amount of share-based compensation expense that we recognized for financial statement reporting purposes for equity compensation previously granted to him, was $291,113.

Board Independence

Our Board is composed of at least a majority of directors who are considered independent. As described below, the Board has determined that eight of our nine current directors, including the Chairman of the Board, are independent directors. For a director to be considered independent under the NYSE rules, the Board must determine that a director does not have a direct or indirect material relationship with Red Hat (other than as a director) that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board makes independence determinations on a case-by-case basis in light of all relevant facts and circumstances.

The Board makes its independence determination on an annual basis at the time it approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board in the interim, at such time. On an annual basis we require each member of our Board to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines.

After considering relationships between the directors and Red Hat, the Board affirmatively determined that all of our directors, except for Mr. Whitehurst, our current President and CEO, meet the criteria as outlined by the NYSE and our Corporate Governance Guidelines and in the judgment of our Board are independent.

Key Board Practices

Board Meetings and Attendance

The Board met ten times during Fiscal 2013, either in person or by teleconference. As stated in our Corporate Governance Guidelines, directors are responsible for attending all meetings of the Board, the Board committees on which they sit and the Annual Meeting. During Fiscal 2013 each member of our Board, other than Mr. Abbasi, attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served. Each member of our Board attended our 2012 Annual Meeting of Stockholders, except for Micheline Chau who declined to stand for re-election to the Board at the 2012 Annual Meeting.

Executive Sessions

Our independent directors meet in separate regularly scheduled executive sessions, without management. During Fiscal 2013, General Shelton chaired these sessions.

Director Stock Ownership Policy

Our Stock Ownership Policy as it relates to our directors is described below in the section entitled “Compensation of Directors—Director Stock Ownership Requirements.”

Election of Directors

At all meetings of stockholders for the election of directors at which a quorum is present, each director nominee shall be elected by the vote of the majority of the votes cast; provided, however, that if, as of a date that is five business days in advance of the date that the Company files its definitive proxy statement with the SEC (regardless of whether or not thereafter revised or supplemented), the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board in accordance with the Company’s Certificate of Incorporation and By-laws) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for this purpose.

Risk Oversight

Management is responsible for the day-to-day management of the risks we face and our Board has responsibility for the oversight of risk management. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk, including financial, legal, reputational and strategic risks. In addition, the Board regularly discusses our strategic direction and the risks and opportunities facing the Company in light of trends and developments in the software industry and general business environment.

The committees of our Board have responsibility for the oversight of certain risks. The Audit Committee oversees the management of financial and legal risks. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks relating to executive succession planning and the composition of our Board.

Leadership Structure

Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. This arrangement allows our Chairman, who is an independent director, to lead the Board in its fundamental role of providing independent advice to and oversight of management and our CEO to focus on our day-to-day business and strategy and convey the management perspective to other directors.

Our Board also has three standing committees that currently consist of, and are chaired by, independent directors. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. We believe that the independent committees of our Board and their chairpersons promote a diversity of ideas and more effective governance.

Process for Nominating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates and recommending proposed director nominees to the Board. The Nominating and Corporate Governance Committee will consider candidates proposed or suggested by other members of the Board, members of executive management, third-party search firms retained by the Nominating and Corporate Governance Committee and stockholders.

Our standards for evaluating candidates as director nominees are described above in the section entitled “Item No. 1—Election of Directors.”

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may do so by submitting candidate names, together with appropriate biographical information and background materials and whether the stockholder or group of stockholders making the recommendation beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601. Assuming the appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate any such stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Communicating with Directors

Stockholders and other interested parties who wish to communicate with the Chairman of the Board of Directors or non-management members of the Board as a group, or any Board committee may do so by writing to the following address: Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601, Attn: Chairman of the Board or Non-Management Directors or Committee Chairperson. For further information, please refer to our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance—Contact the Board.”

Committees of the Board

Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter approved by the Board and available on our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.”

The table below illustrates membership for each of our Board committees during Fiscal 2013.

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Abbasi	X		X
Dr. Albrecht	X		X
Ms. Chau		X (1)
Mr. Clarke	X	X
Dr. Fox			Chair
Dr. Gupta		Chair
Mr. Kaiser			X
Mr. Livingstone	Chair
General Shelton (Chairman of Board)		X

(1)	Ms. Chau declined to stand for re-election to the Board at the 2012 Annual Meeting, and her term as a Board (and Compensation Committee) member expired effective August 9, 2012.

The Board has determined that all of the members of the Audit, Compensation and the Nominating and Corporate Governance Committees are independent in accordance with the standards set forth in our Corporate Governance Guidelines and NYSE rules. Effective as of the applicable committee meeting to be held in connection with the 2013 Annual Meeting, the Board has appointed Dr. Albrecht as Chairperson of the Audit Committee, Mr. Clarke as Chairperson of the Compensation Committee and Mr. Kaiser as Chairperson of the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee met eight times during Fiscal 2013. The Audit Committee currently consists of four members. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all of the members of our Audit Committee are independent and Mr. Livingstone is an “audit committee financial expert” in accordance with applicable SEC rules.

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•

overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring internal control over financial reporting, disclosure controls and procedures and the Code of Business Conduct and Ethics;

•	discussing the Company’s risk management policies;

•

establishing policies regarding hiring of present or former partners, stockholders, principals or employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included below in the section entitled “Audit Committee Report”).

The Audit Committee’s Charter limits a director to service on the audit committees of no more than two other public companies (in addition to Red Hat’s) without the approval of our Board. None of the current members of our Audit Committee serve on the audit committees of more than two other public companies.

Compensation Committee

The Compensation Committee met seven times during Fiscal 2013. The Compensation Committee currently consists of three members. The Compensation Committee may form one or more subcommittees and delegate authority to its subcommittees as it deems appropriate under the circumstances.

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s management;

•	participating in annual assessment of the material risks, if any, posed by the Company’s compensation policies and practices;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during Fiscal 2013. The Nominating and Corporate Governance Committee currently consists of four members.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending corporate governance principles to the Board; and

•	overseeing an annual evaluation of the Board.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2013 that are included in the Company’s Annual Report on Form 10-K for Fiscal 2013.

The Audit Committee operates under a written charter adopted by the Board on December 20, 2010. A copy of the Audit Committee Charter is available at the Company’s website at www.redhat.com.

The membership of the Audit Committee and its responsibilities are further described above in the section entitled “Committees of the Board—Audit Committee.”

Conduct of Audit Committee Meetings

The Audit Committee’s agenda is established by its chairperson with input from the committee members and Company’s CFO. Audit Committee meetings are designed to facilitate and encourage communication among members of the Audit Committee and the Company’s management, its Director of Internal Audit and its independent registered public accounting firm, PricewaterhouseCoopers LLP.

During its Fiscal 2013 meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, as well as reports of the Company’s internal auditors, its independent registered public accounting firm and management. As a part of these meetings, the Audit Committee regularly held separate executive sessions with representatives of the Company’s independent registered public accounting firm, the Company’s management and its Director of Internal Audit, at which candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP and the Company’s CFO, Director of Internal Audit and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the reports prepared by the independent registered public accounting firm about the Company’s annual reports and communications from the firm related to quarterly reviews, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Periodically during Fiscal 2013, the Audit Committee reviewed plans for documenting and testing controls, the results of such documentation and testing, any deficiencies discovered and the status of remediation of deficiencies.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to help ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accounting firm to address and discuss its responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•

Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm prepared and been responsible for the financial statements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, do the Company’s financial statements fairly present, in all material respects, to investors, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company and have such controls operated effectively as of the end of the Company’s fiscal year?

•

During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accounting firm must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2013.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2013

The Audit Committee has, among other actions:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•

discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Independence of the Company’s Independent Registered Public Accounting Firm

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding

PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2013. The Audit Committee and Board also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2014.

Respectfully submitted,

THE AUDIT COMMITTEE

Donald H. Livingstone (Chair)

Sohaib Abbasi

W. Steve Albrecht

Jeffrey J. Clarke

Compensation of Directors

All of our independent directors receive a combination of cash and equity compensation under arrangements which are further described below. The Company does not fund any type of retirement or pension plan for non-employee directors.

The following table summarizes the compensation paid to our directors other than Mr. Whitehurst during Fiscal 2013:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	All Other Compensation ($)	Total ($)
Sohaib Abbasi (5)	—	277,592	—	277,592
W. Steve Albrecht (6)	77,500	200,033	—	277,533
Micheline Chau (7)	31,440	200,033	—	231,473
Jeffrey J. Clarke (8)	—	285,158	—	285,158
Marye Anne Fox (9)	40,625	224,455	—	265,080
Narendra K. Gupta (10)	80,000	200,033	—	280,033
William S. Kaiser (11)	57,500	200,033	—	257,533
Donald H. Livingstone (12)	90,000	200,033	—	290,033
H. Hugh Shelton (13)	115,000	200,033	—	315,033

(1)	Compensation paid to Mr. Whitehurst, our President and CEO, is described below in the section entitled “Compensation and Other Information Concerning Executive Officers.”
(2)	This column reflects the amount of cash compensation paid to each director for his or her Board and committee service after accounting for Deferred Stock Units (“DSUs”) elections. As further described below in the subsection entitled “Cash Compensation,” non-employee directors may elect to convert all or a portion of their cash compensation into fully vested DSUs.
(3)

Amounts in this column represent the aggregate grant date fair value of equity compensation issued to directors determined in accordance with FASB ASC Topic 718. Equity compensation that our non-employee directors are eligible to receive is further described below in the subsection entitled “Equity Compensation.”

(4)	We no longer issue stock options to our non-employee directors. As of February 28, 2013, the following non-employee directors had outstanding options to purchase the specified number of shares of common stock: Dr. Fox—10,000 and Mr. Kaiser—12,500. In addition, our non-employee directors had outstanding restricted stock awards (“RSAs”) and DSUs convertible into the following number of shares of common stock: Mr. Abbasi—10,127, Dr. Albrecht—9,625, Ms. Chau—0, Mr. Clarke—29,008, Dr. Fox—11,912, Dr. Gupta—25,897, Mr. Kaiser—11,039, Mr. Livingstone—12,533, and General Shelton—7,186.
(5)	During Fiscal 2013, Mr. Abbasi was eligible to receive $77,500 in cash compensation and an annual equity award valued at $200,000. Mr. Abbasi elected to receive $77,500 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $92 of value realized as a result of issuing grants rounded up to the nearest whole share.
(6)	During Fiscal 2013, Dr. Albrecht was eligible to receive $77,500 in cash compensation and an annual equity award valued at $200,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(7)	During Fiscal 2013, Ms. Chau was eligible to receive $31,440 in cash compensation and an annual equity award valued at $200,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share. Ms. Chau declined to stand for re-election to the Board in 2012, and her term as a Board member expired effective August 9, 2012 which resulted in the forfeiture of her unvested equity awards.
(8)	During Fiscal 2013, Mr. Clarke was eligible to receive $85,000 in cash compensation and an annual equity award valued at $200,000. Mr. Clarke elected to receive $85,000 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $158 of value realized as a result of issuing grants rounded up to the nearest whole share.
(9)	During Fiscal 2013, Dr. Fox was eligible to receive $65,000 in cash compensation and an annual equity award valued at $200,000. Dr. Fox elected to receive $24,375 of her cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $80 of value realized as a result of issuing grants rounded up to the nearest whole share.
(10)	During Fiscal 2013, Dr. Gupta was eligible to receive $80,000 in cash compensation and an annual equity award valued at $200,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(11)	During Fiscal 2013, Mr. Kaiser was eligible to receive $57,500 in cash compensation and an annual equity award valued at $200,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(12)	During Fiscal 2013, Mr. Livingstone was eligible to receive $90,000 in cash compensation and an annual equity award valued at $200,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(13)	During Fiscal 2013, General Shelton was eligible to receive $115,000 in cash compensation and an annual equity award valued at $200,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.

Our Compensation Committee is responsible for reviewing and approving the compensation program for our non-employee directors. The Compensation Committee believes that a combination of cash and equity is the best way to attract and retain qualified directors. In Fiscal 2013, our compensation program for non-employee directors included the following elements of compensation:

•	a cash retainer for annual service on our Board;

•	additional cash retainers for annual service as Chairman of the Board, Lead Director, committee chairs and committee members;

•	an initial RSA grant in connection with joining our Board; and

•	an annual RSA grant, payable in July each year.

Directors who begin their Board service mid-year receive a pro-rata portion of the cash retainers and equity compensation. Under the Director Compensation Plan, stock awards are determined by dividing the applicable cash payment or target award value by the closing price of stock on the date of grant. Fractional shares are rounded up to the next whole number.

The Compensation Committee adopted our current Director Compensation Plan in September 2009. The Plan was amended and restated in January 2013 to increase the value of the next annual RSA grant from $200,000 to $250,000 in order to maintain the level of director’s equity compensation at approximately the median of our compensation peer group (the composition of our compensation peer group is described below in “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Process Used to Determine Annual Compensation”). This increase will first be reflected in the annual awards granted in Fiscal 2014. The Compensation Committee worked with Frederic W. Cook & Co., its independent compensation consultant, to design the Director Compensation Plan in an effort to set director compensation at approximately the median of our compensation peer group.

Cash Compensation

Each non-employee director is entitled to receive the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

Type of Cash Retainer	Cash Compensation Payable ($)
Board Member	50,000
Chairman (1)	50,000
Lead Director (1)	30,000
Audit Committee Chair (2)	40,000
Audit Committee Member	20,000
Compensation Committee Chair (2)	30,000
Compensation Committee Member	15,000
Nominating and Corporate Governance Committee Chair (2)	15,000
Nominating and Corporate Governance Committee Member	7,500

(1)	If the Chairman or Lead Director also serves as a committee chair, he or she receives both the Chairman or Lead Director retainer, as applicable, and the retainer payable for service on the committee rather than the applicable committee chair retainer.
(2)	Committee chairs receive the applicable committee chair retainer in lieu of the retainer payable for service on the committee.

Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payment in the form of DSUs. DSUs represent the right to receive shares of our common stock at the time that the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of our common stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully vested, but will be paid to the director only at the time that the director’s Board service ends.

Equity Compensation

In Fiscal 2013, our non-employee directors were entitled to receive the following equity compensation:

•

Initial RSA. Upon election or appointment to the Board, new non-employee directors are eligible to receive an initial RSA grant. The number of shares underlying the RSA is determined by dividing $300,000 by the closing price of our common stock on the grant date. The grant date is the next regularly scheduled grant date for employees following the director’s election or appointment to the Board. These RSAs vest in equal annual installments over a three-year period.

•

Annual RSA. Each non-employee director is eligible to receive an annual RSA grant. Under the Director Compensation Plan that was in place in Fiscal 2013, the number of shares underlying the RSA is determined by dividing $200,000 by the closing price of our common stock on the grant date. The annual award is granted on or about July 16th. These RSAs vest on the first anniversary of the grant date.

Each non-employee director may elect, prior to the beginning of the calendar year, to receive DSUs on a one-for-one share basis in lieu of his or her annual RSA. The DSUs will vest on the same basis as the underlying RSA would have vested. Vested DSUs will be paid out in shares of our common stock at the time that the director’s Board service ends.

Additional Compensation

We do not pay meeting fees. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of any committee on which they serve, Company business meetings and approved educational seminars. With the prior approval of the Chairman of the Board and the Lead Director, if any, directors may, for the purpose of attending a Board or committee meeting, incur the cost of direct private round trip air transportation if there is no direct commercial flight within six hours of the scheduled commencement or adjournment of the meeting and travel of more than 200 miles is required.

Indemnification

Each director has entered into an indemnification agreement with the Company. The indemnification agreements are on substantially the same terms as the indemnification agreements that the Company has entered into with the Named Officers, as described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Employment and Indemnification Arrangements with Named Officers—Indemnification.”

Director Stock Ownership Requirements

We have a Stock Ownership Policy that applies to our non-employee directors. During Fiscal 2013 this Stock Ownership Policy set the stock ownership level for each non-employee director at 10,000 shares of our common stock. The ownership levels were derived from multiples of the Cash Retainer for Board Members. As of the end of Fiscal 2013, each of our non-employee directors was in compliance with the Stock Ownership Policy. Our Stock Ownership Policy is further described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Stock Ownership Requirements.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of independent directors, as was the case at all times during Fiscal 2013. At the beginning of Fiscal 2013, Ms. Chau, Mr. Clarke, Dr. Gupta (chair) and General Shelton were members of the Compensation Committee. No member of the Compensation Committee (i) was during Fiscal 2013 or is currently an employee of the Company, (ii) has ever been an officer of the Company, (iii) is or was a participant in a “related person” transaction as described above in the section entitled “Key Governance Policies—Related Person Transactions” in Fiscal 2013 or (iv) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee or the board of directors. None of our executive officers serves as a member of the board of directors or on the compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

In accordance with SEC rules, the following is a list of our executive officers (other than Mr. Whitehurst, our President and CEO, whose biography appears in the section entitled “Item No. 1—Election of Directors—Members of the Board Continuing to Serve)”, their ages as of June 14, 2013 and certain information about their backgrounds.

Executive Officers

DeLisa K. Alexander

Ms. Alexander, 47, has served as Executive Vice President and Chief People Officer, since March 2011, Senior Vice President, People and Brand, from November 2007 until March 2011, and as Vice President, People, from July 2006 until November 2007. From August 2001 until July 2006, Ms. Alexander served in a number of legal capacities for Red Hat, including most recently as Assistant General Counsel and Assistant Secretary of the Company. Prior to joining Red Hat, she was associated with the Kilpatrick Stockton LLP law firm (now Kilpatrick Townsend & Stockton LLP) where she focused on mergers, acquisitions, venture capital, and intellectual property licensing.

Paul J. Cormier

Mr. Cormier, 56, has served as President, Products and Technologies since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

Michael R. Cunningham

Mr. Cunningham, 52, joined the Company as Senior Vice President and General Counsel in June 2004 and has served as Executive Vice President and General Counsel since May 2007. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa. From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP, including most recently as a Partner and Associate General Counsel, with various global legal responsibilities.

Arun Oberoi

Mr. Oberoi, 58, joined the Company as Executive Vice President of Global Sales and Services in May 2012. From December 2010 to January 2012, Mr. Oberoi served as president and CEO of Viridity Software, a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi was CEO of Aveksa, an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was executive vice president of worldwide sales and services at Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as vice president within IBM Tivoli until March 2008. Prior to Micromuse, Mr. Oberoi held various executive leadership roles at Hewlett-Packard.

Charles E. Peters, Jr.

Mr. Peters, 61, joined the Company as Executive Vice President and Chief Financial Officer in August 2004. Prior to joining the Company, Mr. Peters served as Senior Vice President and Chief Financial Officer of Burlington Industries, Inc., a manufacturer of fabrics and textiles for apparel and interior furnishings, from November 1995 until November 2003 and as a consultant to Burlington Industries, Inc. while employed by BTI Distribution Trust from November 2003 until joining the Company.

The Named Officers (James M. Whitehurst, Charles E. Peters, Jr., Paul J. Cormier, Arun Oberoi and Michael R. Cunningham) are the focus of the Compensation Discussion and Analysis.

Executive Summary of Compensation Discussion and Analysis

We believe our growth and success is attributable in part to a highly talented and motivated executive team who provide leadership in the changing and highly competitive industry in which we operate. Our executive compensation program is intended to incent our management team to meet and exceed short- and long-term corporate goals that enhance long-term stockholder value, while providing an appropriate mix of compensation to attract and retain top-quality executive talent in our industry’s dynamic and competitive market for management talent. To meet these objectives, we emphasize pay for performance in our compensation mix by setting corporate and individual performance goals and conditioning a significant portion of our executives’ compensation on the achievement of those goals.

In Fiscal 2013, the Company delivered another year of solid financial performance despite challenging macro-economic conditions. The following table compares certain measures of our financial performance in Fiscal 2013 to our performance in Fiscal 2012.

Performance Measures	Fiscal 2013	Fiscal 2012	Fiscal 2013 Improvement/(Decline) over Fiscal 2012
Total Revenue	$1,328.8M	$1,133.1M	17.3%
Operating Income	$201.0M	$199.9M	0.6%
Operating Margin	15.1%	17.6%	(250 basis points)
Operating Cash Flow	$465.3M	$391.9M	18.7%
Stock Price at Fiscal Year-End	$50.81	$49.46	2.7%

In Fiscal 2013, the Compensation Committee approved an executive compensation package for our Named Officers that emphasized performance-based compensation and long-term equity compensation in an effort to align the interests of our Named Officers to the interests of our stockholders and focus our executives on the Company’s critical goals that we believe translate into long-term stockholder value. The majority of total compensation opportunities were awarded in the form of equity awards (75% of the targeted award value in Fiscal 2013), for which the ultimate economic value to the recipients will depend upon the future price performance of Red Hat common stock. Performance-based elements, consisting of the annual cash bonus plan, the Operating Performance Share Units (“Operating PSUs”) and Share Price Performance Share Units (“Share Price PSUs”), accounted for approximately 60% of those total direct compensation opportunities for Named Officers.

After reviewing the Company’s Fiscal 2013 financial performance, together with achievement against individual performance goals for the annual cash bonus plan, the Compensation Committee approved:

•	payouts at below target (82% of target) under our annual cash bonus plan;

•

payouts earned based on growth in revenue and operating income relative to peer group companies under Operating PSU awards granted in the fiscal year ending on February 28, 2011 (“Fiscal 2011”), in Fiscal 2012 and in Fiscal 2013 at 153%, 167% and 111% of target, respectively; and

•	payouts earned based on stock price growth over a three-year period relative to peer group companies under the Share Price PSU award granted in Fiscal 2011 at 169% of target.

The Named Officers’ earned compensation for Fiscal 2013 was affected by the Company’s annual performance. While Red Hat delivered another year of solid financial performance in Fiscal 2013, and achievement of individual performance goals in each case exceeded expectations, management recommended that payouts under the cash bonus program be reduced from that earned under the plan due to the challenging macroeconomic conditions and overall Company performance. After taking into account management’s recommendation, the Compensation Committee exercised its negative discretion as permitted under the plan to reduce payouts from the earned payout level to 82% of target. This resulted in payouts for Fiscal 2013 under the annual cash bonus plan that were over 50% lower than payouts received for Fiscal 2012.

The following table summarizes the principal components of our executive compensation program in Fiscal 2013.

Compensation Element	% of Total Compensation (Based on Average of Target Compensation)	Principal Objective	Performance Metrics	Key Features
Base Salary	14%	To secure and retain services of key executive talent	Not applicable	Average base salary between median and 75th percentile of peer group except for CEO base salary, which is between 25th percentile and median

Annual Cash Bonus	11%	To encourage and reward individual and corporate performance that enhances long-term stockholder value	Revenue, non-GAAP operating margin, non-GAAP operating cash flow and individual performance goals over one-year performance period

Average target cash bonus between the 25th percentile and the median in Fiscal 2013

Variable payouts based on Company’s absolute performance against financial targets and performance against individual and executive team goals

Total payout capped at 200% of target

Equity Compensation:	75%	To align executives’ interests with those of stockholders		Average target equity grant values between the 25th percentile and median of peer group for CEO and at 75th percentile for other Named Officers

• Operating PSUs	25%	To encourage and reward corporate financial performance that enhances long-term stockholder value	Corporate revenue and operating income growth relative to peer group over three-year performance period with three annual performance segments	Variable number of shares granted based on performance relative to peer group in each performance segment Three potential annual payouts over performance period; total payout capped at 200% of target

• Share Price PSUs	25%	To encourage and reward corporate performance that contributes to stock price appreciation	Corporate stock price growth relative to peer group over three-year performance period	Variable number of shares granted based on performance relative to peer group Single potential payout at end of performance period; total payout capped at 200% of target

• Restricted Stock Awards	25%	To retain executive talent	Service-based vesting over four-year period subject to a performance condition	25% of shares vest after first year; remainder vest ratably on a quarterly basis over subsequent three years

Key Compensation Governance Practices.    We have adopted a number of decisions and compensation governance practices that we believe benefit our stockholders by better aligning the interests of our management team with the interests of our stockholders, mitigating potential risks and promoting effective oversight of our compensation program, including the following:

•	We have established a stock ownership policy for executives and directors; as of the end of Fiscal 2013, all of our executives and directors were in compliance with our policy.

•

We have a clawback policy which covers our Named Officers’ incentive compensation (including gains from selling common stock distributed pursuant to incentive compensation arrangements) in the event that certain types of misconduct result in a material restatement of our financial results.

•

We prohibit executives and directors, among others, from engaging in the following transactions with respect to the Company’s securities: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), (iii) purchasing Company stock on margin, and (iv) pledging Company stock.

•	Severance amounts payable under our change-in-control severance policy require a termination of employment following a change-in-control event (“double trigger”) before benefits are payable.

•	We have not entered into any new, or modified any existing, excise tax gross-up provisions since December 2007.

•	We hold an annual advisory say-on-pay vote. The Compensation Committee considers the outcome of this advisory vote in making compensation decisions, including the 97% approval we obtained in 2012.

Compensation Discussion and Analysis

Our executive compensation program is designed to focus our executives on the Company’s critical goals that we believe translate into long-term stockholder value. As a result, a significant proportion of executive compensation is variable and based on corporate and individual performance. In setting performance goals and measuring performance against these goals, we use a performance management process and evaluate our pay practices relative to those at companies in our industry that we consider to be our peers. Our executive compensation program is structured to provide target total cash and equity compensation opportunities relative to our peer companies that allow us to compete for and retain top talent without providing excessive compensation. At the same time, the program is designed to have the flexibility to reward superior performance by providing for total realized compensation substantially above this level for exceptional results and to provide for compensation below this level if performance goals are not met.

Role of the Compensation Committee

The Compensation Committee of the Board oversees and approves all compensation arrangements for the Named Officers, including establishing performance goals for performance-based elements of our program. The Compensation Committee reviews our executive compensation program annually and adjusts it as needed to support Red Hat’s business goals and promote both the near-and long-term profitable growth of the Company, which we believe contribute to delivering long-term stockholder value. Throughout each year, the Compensation Committee monitors developments and trends in executive compensation to enhance its ability to oversee the design, and better evaluate the effectiveness, of our executive compensation program. In addition, the Compensation Committee considers a variety of other factors to determine compensation amounts, including recommendations by the CEO and the Compensation Committee’s independent compensation consultant.

The Compensation Committee retains Frederic W. Cook & Co., Inc., an independent compensation consulting firm (the “Consultant”), to advise on matters relating to executive and board compensation. The Consultant works for and reports directly to the committee, which has the sole authority to hire or fire the Consultant. A representative from the Consultant attends various Compensation Committee meetings at the request of the Compensation Committee and communicates with members of the Compensation Committee outside of scheduled meetings. The Consultant is charged with providing the Compensation Committee with annual studies and other analyses regarding competitive pay practices for key employees, proactively advising on trends and developments, conducting special projects at the Compensation Committee’s request and providing recommendations on the design of, and amounts awarded under, our executive compensation program.

In Fiscal 2013, the Consultant provided services at the direction and under the supervision of the Compensation Committee consistent with the scope of the committee’s responsibilities. The Consultant provided executive compensation related data used in preparing the Company’s Annual Report on Form 10-K and this Proxy Statement. Except for its retention by and advice for the Compensation Committee, the Consultant is not otherwise retained by, and does not otherwise advise, the Company on compensation matters. At the direction of the Compensation Committee, management requested, and the Consultant provided, information related to the Consultant, the services provided by the Consultant and any relationships or other factors that could raise any conflict of interest between the Consultant and the Compensation Committee or the Company. Based on the information provided, the Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that the Consultant’s work for the Compensation Committee does not currently present any conflict of interest.

Role of Stockholder Say-on-Pay Vote

At our 2012 Annual Meeting, we conducted an advisory vote on executive compensation. Approximately 97% of the votes cast were voted “FOR” approval of our executive compensation program discussed and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of our 2012 Proxy Statement. The Compensation Committee considered the results of this advisory vote, together with the other factors and data discussed in this Proxy Statement, in determining executive compensation decisions and policies and believes the result affirms stockholders’ support of the Company’s approach to and structure of executive compensation. The committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Officers.

Role of Management

Management performs an important role in providing the Compensation Committee with information and day-to-day support required by the Compensation Committee in fulfilling its responsibilities. Management also supports the Consultant by providing background information to complete studies and projects requested by the Compensation Committee. From time to time, members of management may also work in conjunction with the Consultant at the request of the Compensation Committee and are invited to attend Compensation Committee meetings. Management did not retain a separate compensation consultant for the compensation of our Named Officers.

The CEO provides the Compensation Committee with compensation recommendations for his direct reports, including our Named Officers. This includes a review of individual performance and other criteria used to support specific recommendations for each element of compensation.

Process Used to Determine Annual Compensation

Each year, for each Named Officer, the Compensation Committee reviews competitive compensation data compiled by the Consultant based on its review of SEC filings by a number of companies in our industry considered to be our peers. The compensation peer group is also reviewed annually by the Compensation Committee, after considering the recommendation of the Consultant. In recommending the members of the compensation peer group, the Consultant identifies companies with similar Global Industrial Classification System (“GICS”) industry codes with comparable levels of market capitalization, revenues, operating income and number of employees, in an effort to populate the group with companies that are similar to Red Hat. The compensation peer group is used as an input in setting target compensation opportunities for the Named Officers and to assess the competitiveness of total direct compensation awarded to senior executives.

The Fiscal 2013 compensation peer group consisted of 18 peer companies from the Software, Internet Software and Services, Computers & Peripherals and IT Services GICS industry codes. The table below lists selected financial data (in millions) and other relevant information derived from public sources for each of the peer group companies used for assessing Fiscal 2013 compensation. After review and discussion with the Compensation Consultant, the Compensation Committee decided to add Informatica, a provider of enterprise data integration and data quality software and services, and Synopsis, a supplier of software, intellectual property and services used to accelerate innovation in integrated circuits and electronic systems, to the Fiscal 2014 compensation peer group due to their similar financial size and business model to Red Hat and to remove Compuware and Progress Software due to low revenues, market capitalization and growth rate.

	Most Recent Four Quarters as of February 28, 2013
Company (1)	Revenues	Operating Income	Employees (2)	Market Cap (3)
Adobe Systems Incorporated	$4,366	$989	11,144	$19,607
Akamai Technologies, Inc.	$1,374	$321	3,074	$6,571
Ansys, Inc.	$798	$295	2,400	$7,045
Autodesk, Inc.	$2,312	$350	7,300	$8,251
BMC Software, Inc.	$2,197	$466	6,900	$5,731
Cadence Design Systems, Inc.	$1,326	$221	5,200	$3,989
Citrix Systems, Inc.	$2,586	$400	8,212	$13,216
Compuware Corporation	$971	$110	4,564	$2,464
Intuit Inc.	$4,192	$1,110	8,500	$19,130
Jack Henry & Associates, Inc.	$1,073	$258	4,872	$3,767
Micros Systems, Inc.	$1,205	$245	6,383	$3,396
NetApp, Inc.	$6,318	$629	12,149	$12,186
Nuance Communications, Inc.	$1,753	$188	12,000	$5,821
Progress Software Corporation	$337	$50	1,395	$1,342
salesforce.com, inc.	$3,050	$(111)	9,801	$24,782
Tibco Software, Inc.	$1,037	$175	3,646	$3,511
VeriSign, Inc.	$874	$452	1,099	$7,027
VMware, Inc.	$4,605	$876	13,800	$30,793
75th percentile	$2,934	$462	9,476	$12,958
Median	$1,564	$308	6,641	$6,799
25th percentile	$1,046	$196	3,875	$3,823
Red Hat	$1,329	$209	5,600	$9,603

Data above and in footnote 1 below was compiled by the Consultant. Operating Income may include adjustments to publicly disclosed results made by the Consultant in an effort to increase consistency in the method of calculating peer companies’ Operating Income.

(1)	The Compensation Committee added Informatica and Synopsys to the Fiscal 2014 compensation peer group. The table below lists comparable information for these two companies to the information provided for peer companies used in Fiscal 2013, including selected financial data (in millions except for employees).

	Most Recent Four Quarters as of February 28, 2013
Company	Revenues	Operating Income	Employees (2)	Market Cap (3)
Informatica	$812	$139	2,554	$3,778
Synopsys	$1,806	$224	8,138	$5,324

(2)	As of most recent available fiscal year end
(3)	As of February 28, 2013

In addition to considering information from the Consultant’s annual study of competitive pay practices, the Compensation Committee takes into account input from management, tally sheets prepared by the Consultant reflecting (i) cash payments, (ii) equity compensation grant values, (iii) internal equity and (iv) potential severance payments and such other information as it deems necessary and appropriate in determining the appropriate level and mix of base salary, annual bonus and equity compensation opportunities for each Named Officer. There is no formal or informal policy for allocating compensation between short-term and long-term or cash and non-cash elements. The CEO recommends a compensation level for each Named Officer (other than himself) based on individual performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendation and makes a final determination regarding the compensation level of the Named Officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to have an impact on compensation for his direct reports. For the CEO, the Compensation Committee sets the base salary, annual bonus and equity compensation opportunities based on the same set of information discussed above and the terms of the CEO’s employment agreement with the Company. For a description of Mr. Whitehurst’s employment agreement, see the section below entitled “Employment and Indemnification Arrangements with Named Officers.” In setting compensation levels for Fiscal 2014, the Compensation Committee considered Red Hat’s solid financial performance in Fiscal 2013 and the current challenging macro-economic environment.

Generally the Compensation Committee reviews total compensation for Named Officers during the Company’s first fiscal quarter both to determine payouts for the previous fiscal year and to set compensation and performance targets for the current fiscal year.

Components of Compensation

During Fiscal 2013, our executive compensation program included the following principal components:

1.	Base Salary

2.	Annual Cash Bonus

3.	Equity Compensation

Executive officers are also entitled to receive the employee benefits offered to all of the Company’s full-time employees and participate in the severance arrangements as are further described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

The Compensation Committee believes that the various components of our executive compensation program and the performance metrics used to assess executive performance effectively provide incentives to our executive officers to achieve short- and long-term corporate goals that enhance long-term stockholder value, without encouraging excessive risk taking.

Base Salary.    We pay base salaries to attract and retain key executive talent and to provide for minimum levels of compensation regardless of performance, taking into account that base salaries serve as the basis for annual bonus opportunities, certain employee benefits and potential severance benefits. The committee takes into account each Named Officer’s role and level of responsibility at the Company in setting salaries, as well as data regarding base salary levels of our compensation peer group.

Periodically, the Compensation Committee has approved increases in base salaries to reflect changes in the competitive market for talent in the technology industry, improvements in the Company’s operating results and, for certain executives, increase in scope of responsibilities. The Compensation Committee has generally set the CEO’s base salary between the 25th percentile and the median of the compensation peer group because the committee considers it appropriate for the CEO, who is responsible for determining the overall strategy and direction for the Company and driving stockholder value, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation. For Fiscal 2013, the CEO’s base salary was between the 25th percentile and the median of the compensation peer group and on average the base salaries for the other Named Officers were between the median and 75th percentile of the compensation peer group.

Red Hat management recommended that executives receive no salary increase in Fiscal 2014 due to the challenging macro-economic environment, and the Compensation Committee agreed, deciding to maintain annual base salaries of the Named Officers at the current levels. For Fiscal 2014, the CEO’s base salary falls between the 25th percentile and the median of the compensation peer group and the base salaries for the other Named Officers on average fall between the median and the 75th percentile of the compensation peer group.

Named Officers	Fiscal 2013 Base Salary (effective 8/1/12)	Fiscal 2014 Base Salary	Fiscal 2014 vs. Fiscal 2013
James M. Whitehurst	$800,000	$800,000	0
Charles E. Peters, Jr.	$480,000	$480,000	0
Paul J. Cormier	$480,000	$480,000	0
Arun Oberoi	$465,000	$465,000	0
Michael R. Cunningham	$425,000	$425,000	0

Annual Cash Bonus

Overview.    We pay an annual cash bonus to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that a cash bonus based on an assessment of individual performance against pre-determined measures within the context of the Company’s overall performance is consistent with the compensation program’s objective of enhancing long-term stockholder value. Additionally, the Compensation Committee believes that it is appropriate to provide each Named Officer with an opportunity to be partially rewarded based on individual performance. The Named Officers are eligible to earn an annual cash bonus under the Company’s executive variable compensation plan (the “EVC Plan”). Annual cash bonuses are calculated based on the Company’s achievement of financial goals and on the Named Officer’s achievement of individual performance goals. In Fiscal 2013, 75% of each Named Officer’s cash bonus was based on achievement of the Company’s financial performance goals and 25% was based on achievement of individual goals. All Company and individual performance goals were set and communicated in the first quarter of the fiscal year. Achievement of the targeted performance levels is intended to be challenging but attainable with a reasonable degree of effort on the part of each executive, and it is the Compensation Committee’s expectation that, in normal circumstances, the Company and each executive would achieve targeted performance levels with this level of effort. Since the fiscal year ended February 28, 2007 (when the EVC Plan first included an individual performance component), our Named Officers (with the exception of one individual who is no longer with the Company) have received payouts at target once and above target, but below the maximum possible payout, four times.

Each Named Officer is assigned a target cash bonus amount. Bonus target amounts were determined based on job responsibilities and compensation peer group data. For Fiscal 2013, the Compensation Committee has set the CEO’s target cash bonus amount at 100% of his base salary. The Compensation Committee considers it appropriate for the CEO, who is responsible for determining the overall strategy and direction for the Company and driving stockholder value, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation. The higher bonus target (as a percentage of base salary) also serves to place a greater portion of the CEO’s total annual cash compensation at risk, which we believe further supports his greater accountability to stockholders. For Fiscal 2013, target cash bonus amounts were between the 25th percentile and the median of the compensation peer group for the CEO and on average between the 25th percentile and the median of the compensation peer group for the other Named Officers. Bonus targets (as a percentage of base salary) were set at the 25th percentile of the compensation peer group for the CEO and on average between the 25th percentile and the median for the other Named Officers.

After the end of the fiscal year, each Named Officer receives a percentage of his or her target cash bonus determined by comparing the actual performance levels to the targeted performance levels. In Fiscal 2013 the maximum possible annual cash bonus attainable based on Company performance was 150% of the executive’s target annual cash bonus amount and the maximum bonus attainable based on individual performance was 50% of the executive’s target annual cash bonus amount. Accordingly, if both Company and individual performance were determined to be achieved at the highest possible levels, then the maximum possible cash bonus payment for a Named Officer would have been 200% of the target annual cash bonus amount.

For Fiscal 2013, each Named Officer received payouts below target as set forth in the table below. Final payouts were determined after considering achievement of the Company financial performance goals and achievement of the individual performance goals. While Red Hat delivered another year of solid financial performance in Fiscal 2013, and achievement of individual performance goals in each case exceeded expectations, management recommended that payouts under the cash bonus program be reduced due to the challenging macroeconomic conditions and overall Company performance. After taking into account management’s recommendation, the Compensation Committee exercised its negative discretion as permitted under the plan and reduced payouts from the earned payout level of an aggregate average of 87% of target to 82% of target.

For Fiscal 2014, the Compensation Committee considered data prepared by the Consultant and decided to bring the CEO’s target cash bonus amount closer to the median of the compensation peer group by raising his target as a percentage of base salary to 125%. Targets as a percentage of base salary for the other Named Officers did not change. The average target cash bonus amount for the CEO for Fiscal 2014 is set between the median and the 75th percentile of the compensation peer group and remained on average between the 25th percentile and the median for the other Named Officers.

	Fiscal 2013		Fiscal 2014 Target	Fiscal 2014 Target vs. Fiscal 2013 Target
Named Officers	Target	Actual
James M. Whitehurst	$800,000	$656,000	$1,000,000	25%
Charles E. Peters, Jr.	$384,000	$314,880	$384,000	0%
Paul J. Cormier	$384,000	$314,880	$384,000	0%
Arun Oberoi	$372,000	$305,040	$372,000	0%
Michael R. Cunningham	$340,000	$278,800	$340,000	0%

Bonus Amount Based on Company Performance.    Each year the Compensation Committee establishes performance metrics and targeted performance levels for the Company for purposes of the EVC Plan. For Fiscal 2013, the selected metrics were (i) total revenue, (ii) non-GAAP cash flow from operations, defined as GAAP cash flow from operations plus excess tax benefits from share-based payment arrangements, and (iii) non-GAAP operating margin, defined as GAAP operating margin excluding the impact of expense related to share-based payment arrangements and the amortization of intangible assets. Management uses these metrics as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. Additionally, the Compensation Committee, taking into account the Consultant’s longstanding recommendations, believes these performance metrics drive long-term stockholder value. The total revenue metric reflects management’s effectiveness at selling our products and services and is a critical measurement of growth for our business. Non-GAAP cash flow from operations reflects management’s effectiveness in generating cash and providing the capital resources necessary for the business to grow. Non-GAAP operating margin demonstrates how efficiently management runs the business and controls costs. The range of performance levels for each metric is determined following a review of both internal projections and external expectations. The EVC Plan grants the Compensation Committee the authority to adjust our financial results for a number of discretionary items that may have impacted our financial results during the performance period, but were not contemplated at the time the Company performance goals were set, including among others, volatility in foreign exchange and interest rates, unanticipated acquisitions, litigation settlements and substantial changes in general macro-economic conditions. As permitted by the EVC Plan, actual non-GAAP operating margin for Fiscal 2013 was adjusted by adding back to operating income costs associated with Red Hat’s acquisitions of ManageIQ, FuseSource and Polymita.

For Fiscal 2013 the final payout for each Named Officer was based on aggregate achievement of corporate financial performance goals at an average level of 75% of target, as set forth in the table below.

	Target Range	Results	Achievement (%)
Total Revenue	$1,335M – $1,425M	$1,328.8M	0%
Adjusted Operating Cash Flow	$470M – $ 520M	$499.5M	124%
Adjusted Operating Margin	24.1% – 25.9%	24.9%	100%

Average			75%

Bonus Amount Based on Individual Performance.    Each year, the Compensation Committee, in consultation with the CEO, establishes individual performance goals for each Named Officer (other than the CEO). The Compensation Committee establishes individual performance goals for the CEO. These individual performance goals focus on qualitative strategic and operational considerations and the businesses or functions that the Named Officer leads. For Fiscal 2013, all individual goals were established for each Named Officer during the first quarter of the fiscal year. The maximum possible annual cash bonus attainable based on individual performance goals was 50% of the target annual cash bonus amount.

For Fiscal 2013, the Compensation Committee established a set of common goals for the management team. The common goals for executives related to supporting our corporate ethics program, effective teamwork, succession planning to support organizational scaling, driving communication and execution of a corporate strategy update, and support and execution of Red Hat’s multi-product strategy initiatives. The Compensation Committee established additional individual goals for each of our executives related to the Company’s strategic and cross-functional initiatives and individual responsibilities.

Following the end of Fiscal 2013, each Named Officer provided the CEO with an individual self-assessment with respect to common goals and individual performance goals. The CEO reviewed each self-assessment and used his judgment to evaluate the achievement level of each Named Officer’s common and individual performance goals, the relative importance of each performance goal to the Company’s success and the effort required to achieve such goal. The CEO then discussed his assessment of the performance of the other Named Officers with, and presented his recommendation to, the Compensation Committee. Based on the CEO’s assessments of his own performance and the performance of the other Named Officers and its own deliberations, the Compensation Committee made a subjective determination that each of the Named Officers had either met or exceeded his overall individual performance goals for Fiscal 2013. Each executive’s bonus reflected this determination of individual achievement for the goals set forth below.

Mr. Whitehurst:

•	Launch new cloud products
•	Complete refresh of corporate systems
•	Launch new brand platform internally and externally
•	Implement virtualization initiatives
•	Develop and expand our patent portfolio
•	Develop process and prioritization of incremental investment opportunities

Mr. Peters:

•	Complete refresh of corporate systems
•	Develop process and prioritization of incremental investment opportunities
•	Implement major facilities projects in the U.S. and the Czech Republic
•	Provide operations and IT support for renewals initiative and new product launches
•	Drive operational excellence in Company operations and IT
•	Communicate with investors and other financial constituents
•	Facilitate strategic planning process

Mr. Cormier:

•	Launch new cloud products
•	Implement virtualization initiatives
•	Differentiate product offerings by enhancing subscription value
•	Foster greater business unit collaborations across product, technical and business offerings
•	Implement succession planning for business unit and engineering management
•	Bring storage product to market and demonstrate customer and market acceptance
•	Bring cloud-based solutions to the market that continue to drive market leadership while showcasing all of Red Hat’s products

Mr. Oberoi

•	Launch new cloud products
•	Implement virtualization initiatives
•	Complete leadership transition and integration
•	Execute multi-route growth strategy
•	Execute renewals plan
•	Create a strategy to improve associate longevity in sales and services organization
•	Implement succession planning for sales and services management

Mr. Cunningham:

•	Launch new cloud products
•	Lead Company’s defenses against and resolution of patent infringement assertions
•	Champion and drive execution of corporate ethics and citizenship programs
•	Lead enhancement and development of corporate governance matters and structures
•	Scale regional business and corporate affairs teams
•	Develop and expand our patent portfolio and expand capabilities of the patent team
•	Implement share refresh and grant strategy together with the People team

Equity Compensation

Overview.    We provide performance-based long-term equity compensation to our Named Officers to align the interests of these individuals to the interests of our stockholders and reward long-term performance. The Compensation Committee believes that properly structured equity grants serve as an important retention tool and are a meaningful way to correlate the expected contributions of the Named Officers to the Company’s future success. The committee sets ranges for long-term equity compensation for our Named Officers after considering data regarding long-term equity grant practices at our compensation peer group. All of the Named Officers are eligible to receive annual equity compensation awards under the Company’s 2004 Long-Term Incentive Plan. The Compensation Committee believes that equity compensation grants should constitute a significant portion of overall compensation of each Named Officer.

In Fiscal 2013, equity compensation grants at target represented 75% of the total target compensation amount for each of the Named Officers, the same percentage as the previous fiscal year. The Compensation Committee approved a target mixture of the following to each Named Officer:

Award Type	Percentage of Total Target Equity Award
Operating PSUs	33.3%
Share Price PSUs	33.3%
Restricted Stock Awards	33.3%

In determining the mixture of PSUs and Restricted Stock Awards (“RSAs”) granted in Fiscal 2013, the Compensation Committee considered an equity compensation portfolio that would (i) promote retention of Named Officers, (ii) reward Named Officers for attainment of long-term Company goals, (iii) encourage senior management to out-perform our peers and (iv) be broadly reflective of practices among the compensation peer group and current industry practices and trends.

PSUs.    Under our Operating PSUs, shares are earned on the basis of our financial performance relative to members of the applicable compensation peer group over a three-year performance period. For Operating PSUs awarded during Fiscal 2013, the selected metrics were (i) revenue growth and (ii) operating income growth, excluding the impact of unusual or non-recurring items and the cumulative effect of changes in applicable tax and accounting rules to the extent any such item is separately disclosed on the applicable income statement. The Compensation Committee selected these performance metrics because these are metrics which management uses to assess our performance and which the Compensation Committee, taking into account the Consultant’s recommendations, believes create long-term stockholder value.

In Fiscal 2013 and in prior fiscal years, the Named Officers were granted an award for a target number of Operating PSUs, and depending on the Company’s financial performance relative to members of the applicable compensation peer group for the specified metrics, the executive may earn up to 200% of the target number of PSUs (the “Maximum”) over the performance period. The performance period has three separate performance segments corresponding to three fiscal years of the Company. Up to 25% of the Maximum may be earned in respect of the first performance segment; up to 50% of the Maximum may be earned in respect of the second performance segment, less the amount earned in the first performance segment; and up to 100% of the Maximum may be earned in respect of the third performance segment, less the amount earned in the first and second performance segments.

In Fiscal 2014, the Compensation modified the payout structure for the Operating PSU to provide a greater focus on long-term stockholder value creation. The Operating PSU granted in Fiscal 2014 measures performance based on relative revenue and operating income growth at the end of the second fiscal year of the three-year performance period against performance in the base year and measures performance again at the end of the final fiscal year of the performance period against performance in the base year. Up to 50% of the Maximum may be earned in respect of the first performance segment and up to 100% of the Maximum may be earned in respect of the second performance segment, less the amount earned in the first performance segment.

The Share Price PSUs are earned on the basis of our stock price performance relative to the stock price performance of members of the applicable compensation peer group over a three-year performance period. Stock price performance is measured by the change in the average price of common stock measured over a 90-day period at each of the beginning and end of the performance period, as compared to the compensation peer group. The Named Officers receive a single payout, if any, at the end of the performance period. The table below provides the payout percentages for each of the Operating PSU and the Share Price PSU by percentile rank relative to the appropriate compensation peer group. Payouts are earned only if the threshold level of performance is attained relative to the compensation peer group.

In Fiscal 2014, the Compensation Committee decided to modify the performance goal of the Share Price PSU to include any cash dividends payable with respect to a record date set, and not rescinded, within the performance period (the “TSR PSU”) in order to measure the relative performance of Red Hat stock on a total stockholder return basis.

The following table sets forth the payout percentages applicable to the specified percentile rank for the Operating, Share Price and TSR PSUs.

	Percentile Rank	Payout % of Target
Maximum	75% or higher	200%
	70%	175%
	65%	150%
	60%	125%
	55%	110%
Target	50%	100%
	45%	90%
	40%	75%
	35%	50%
Threshold	30%	25%

The Compensation Committee believes that the combination of the Operating PSU and the Share Price PSU, along with the new TSR PSU, provides significant incentives for senior management to focus on specific growth metrics for long-term stockholder value and to help align management and stockholder interests. Since the awards are denominated and distributed in shares of common stock, a strong linkage to stockholder return is maintained.

In Fiscal 2013, the Named Officers received payouts under Operating PSU awards granted in each of Fiscal 2011, Fiscal 2012 and Fiscal 2013. The table below shows the ranking of Red Hat’s revenue and operating income growth relative to the companies in the compensation peer group, our percentile rank among the compensation peer group for the applicable performance period and the corresponding payout percentage for Fiscal 2013 under these Operating PSU awards:

Operating Performance PSU Grant	Fiscal 2013 Revenue Growth Rank	Fiscal 2013 Operating Income Growth Rank	Percentile Rank (1) (2)	Fiscal 2013 Payout % of Target (1)
Fiscal 2011	3	8	66%	153%
Fiscal 2012	5	7	68%	167%
Fiscal 2013	6	11	55%	111%

(1)	Rounded to the nearest whole number
(2)	Percentile Rank indicates the percentage of the compensation peer group that Red Hat outperformed.

Based on these results, our Named Officers earned for performance in Fiscal 2013 the number of shares set forth below under all outstanding Operating PSU awards.

Named Officer	Operating PSU Payouts for Fiscal 2013 Performance
James M. Whitehurst	54,239
Charles E. Peters, Jr.	23,697
Paul J. Cormier	30,570
Arun Oberoi (1)	4,155
Michael R. Cunningham	21,014

(1)	Mr. Oberoi joined the Company in May 2013 and is eligible to earn a payout under only the Fiscal 2013 Operating PSU award.

In Fiscal 2013, the Named Officers received payouts under the Share Price PSU award granted in Fiscal 2011. Red Hat’s relative stock price performance for the three-year period ending on February 28, 2013 was the fifth best performance, with an average percentile rank of 69% among the compensation peer group. As a result of this performance, the Fiscal 2011 Share Price PSU award paid out at 169% of target and our Named Officers earned the number of shares set forth in the table below. The average percentile rank and the payout percentage of target percentages are rounded to the nearest whole number.

Named Officer	Share Price PSU Payout for Fiscal 2013 Performance
James M. Whitehurst	75,938
Charles E. Peters, Jr.	28,126
Paul J. Cormier	45,001
Arun Oberoi (1)	0
Michael R. Cunningham	28,126

(1)	Mr. Oberoi joined the Company in May 2013 and will not be eligible to earn a payout under a Share Price PSU award until 2015.

RSAs.    In Fiscal 2013 we granted RSAs to our Named Officers that vest over a period of four years, with 25% vesting one year from the designated vesting start, which is approximately one year following the date of the grant, and the remainder vesting ratably on a quarterly basis over the course of the subsequent three years, provided that the recipient maintains a business relationship, by providing continuing service as an employee, officer, director or consultant, with the Company. The Compensation Committee believes that RSAs help to align the interests of management with those of stockholders by rewarding stock price performance without encouraging excessive risk-taking and are an important component of compensation used to attract and retain the Company’s executives. RSAs also serve to balance the riskier nature of the PSUs. RSA award amounts were set after considering amounts that would promote retention of such officers, reward such officers for long-term stock value preservation and performance and be competitive with compensation peer group practices and industry trends. The Compensation Committee modified the terms of the RSAs granted to the Named Officers to include a performance condition as discussed below in the section entitled “Tax Deductibility of the Named Officers’ Compensation.”

Timing of Equity Awards.    Under the 2004 Long-Term Incentive Plan, awards (both recurring and new hire or retention awards) to employees are approved by the Compensation Committee before or on the date of grant. It is the Company’s general practice to make recurring grants (other than grants of PSUs and RSAs) during the Company’s open trading window after a quarterly earnings announcement, although the Company has the authority to make grants at other times of the year under certain circumstances. PSUs and RSAs are generally granted within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the Code of the related share-based compensation expense. Awards to new employees are typically made on the 16th day of the month (or if not a business day, the first business day thereafter) in the month following the Company’s quarterly earnings announcement. Awards to the Named Officers are typically made in the month in which the Compensation Committee approves the grant of the award. Other than described above, the Company has no program, plan or practice to coordinate its award grants with the release of material non-public information.

Grant Values.    To determine the appropriate level of annual grants for each Named Officer, the Compensation Committee first establishes an overall Company-wide stock pool. Individual grant guideline ranges are then developed based on compensation peer group grant data and recommendations from the Consultant. The CEO then recommends a grant amount for each Named Officer (other than the CEO) based on performance, current amount of unvested equity and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendations and makes a final determination regarding the grant level for each Named Officer, including the CEO. For Fiscal 2013, the Compensation Committee set target equity grant values for the CEO between the median and 75th percentile of the compensation peer group and for the other Named Officers on average at the 75th percentile of the compensation peer group. After reviewing data provided by the Consultant, the Compensation Committee set the Fiscal 2014 target equity grant value for the CEO between the 25th percentile and the median of the compensation peer group. The committee decided to keep the Fiscal 2014 target equity grant values for the other Named Officers on average at the 75th percentile of the compensation peer group.

Additional details about equity compensation grants to Named Officers for Fiscal 2013 are described in the Grants of Plan-Based Awards Table below.

Stock Ownership Requirements

The Compensation Committee supports stock ownership as an effective means of helping to align management motivations with the long-term interests of stockholders.

Under Red Hat’s Stock Ownership Policy for executive management, ownership levels are derived from multiples of salary. The current levels are as follows:

Position	Ownership Level
Chief Executive Officer	140,000 shares
Executive Vice President	33,000 shares
Senior Vice President	18,000 shares

If at any time an executive officer or a non-employee director does not hold a number of shares that equals or exceeds the applicable level, he or she is required to hold 50% of the shares (net of any shares withheld to satisfy tax obligations at vesting) realized from any equity awarded after March 1, 2010, the effective date of the Stock Ownership Policy, until ownership equals or exceeds the applicable level. For purposes of calculating ownership under the Stock Ownership Policy, shares owned outright, fully vested DSUs and 50% of unvested RSAs and DSUs are counted. Outstanding stock option and PSU awards are disregarded. As of the end of Fiscal 2013, all of the Named Officers were in compliance with the Stock Ownership Policy.

Policies Prohibiting Hedging and Pledging

Company policies prohibit employees from engaging in any of the following transactions with respect to securities of the Company: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), (iii) purchasing Company stock on margin or (iv) pledging Company stock to a margin account or otherwise.

Clawback Policy for Executive Officers

In May 2009, the Board adopted a clawback policy for our Named Officers. The clawback policy generally requires any participant in our EVC Plan who engages in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty that results in a material restatement of financial statements included in any of our filings with the SEC to repay us (i) any portion of incentive compensation distributed during the twelve-month period following the filing with the SEC of any financial statements that are subsequently restated that is greater than the amount that would have been paid if calculated based on the restated financial results and (ii) the net proceeds from gains on any sale or disposition of our common stock distributed pursuant to incentive compensation arrangements during such twelve-month period. Our clawback policy went into effect on June 1, 2009 and applies to incentive compensation that is both approved by the Compensation Committee and awarded on or after that date. The Board adopted the policy as an additional deterrent to inappropriate behavior that could adversely affect the Company.

Employee Benefits and Perquisites

The Company offers health and welfare benefits to full-time employees on a geographic basis. Each full-time employee, including the Named Officers, working in a given geographic region generally receives the same health and welfare benefits that are offered to the other full-time employees in that region.

Tax Deductibility of the Named Officers’ Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and to each other officer (other than the CFO) whose compensation is required to be reported pursuant to the Exchange Act by reason of being among the three most highly paid executive officers.

While the Company currently seeks to preserve deductibility of compensation paid to the Named Officers under Section 162(m), from time to time, it may provide compensation arrangements that are not deductible under Section 162(m) in order to recruit and retain outstanding executives.

On August 11, 2011, stockholders approved the 2011 Performance Compensation Plan, which was designed to enable us to maximize the tax deductibility of compensation expense in respect of named executive officers for incentive awards, such as PSUs and the annual cash bonus, under Section 162(m). In Fiscal 2011, the Compensation Committee modified the terms of the RSAs granted to the Named Officers in an effort to maximize tax deductibility of the RSAs under Section 162(m). Accordingly, the EVC Plan, PSUs and RSAs currently include performance components designed to permit deductibility of related compensation expense under Section 162(m). Payouts may be made under each of these forms of executive compensation only upon achievement of the applicable performance condition, except upon a change in control of the Company. The Compensation Committee generally sets the performance condition within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the related share-based compensation expense. The Company believes that the 2011 Performance Plan helps to preserve tax deductibility under Section 162(m). However, full preservation may not be possible.

Severance and Change in Control Arrangements

Each of our Named Officers is eligible to receive compensation in certain circumstances following the termination of his or her employment. Although a substantial portion of compensation for Red Hat’s executives is performance-based and contingent on the achievement of Company and individual performance goals, the Compensation Committee has determined that severance and change in control benefits are appropriate in order to (i) attract and retain executive talent, (ii) avoid the distraction and costs associated with potentially protracted separation negotiations or disputes and (iii) help ensure in the event of an actual or threatened change in control of the Company that personal concerns are less likely to impede a transaction that may be in the best interests of our stockholders. See the section below entitled “Potential Payments Upon Termination or Change in Control” for a detailed description of amounts payable under our severance and change in control arrangements.

Severance Benefits.    The Compensation Committee finds it equitable to offer severance benefits to our Named Officers because severance often serves as a bridge when employment is involuntarily or constructively terminated without cause and should therefore not be affected by other accumulated compensation. Each of our Named Officers, other than Mr. Whitehurst, is eligible to participate in our Senior Management Severance Plan (the “Severance Plan”). Under the Severance Plan, benefits are based on a standard formula derived from annual compensation elements and payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason.”

In consideration for the provision of severance benefits under the Severance Plan, the benefits are conditioned upon the execution of a release in favor of the Company and an agreement containing covenants relating to non-solicitation of customers and employees, non-competition and non-disparagement, subject to enforceability limitations under applicable law.

Mr. Whitehurst does not participate in the Severance Plan. Instead, under the terms of his employment agreement he is entitled to receive certain payments if his employment is terminated by the Company without “Cause” or he resigns for “Good Reason”, subject to his execution of a release in favor of the Company and compliance with the covenants in his employment agreement relating to non-solicitation of customers and employees, non-competition and non-disparagement.

Change in Control Arrangements.    The Company’s change in control arrangements incorporate a “double trigger” approach for the benefits to become payable. In other words, benefits are payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason” that occurs during a period following a “Change in Control.” The Named Officers are our most senior executives and play an integral role in our success. These change in control arrangements are designed to retain these executives and help ensure that our executives will be able to advise our Board about a potential transaction that may be in the best interests of stockholders, without being unduly influenced by personal concerns about the economic consequences of possible loss of their jobs, while preventing these executives from receiving a windfall solely because a change in control has occurred. Accordingly, the Compensation Committee believes that the change in control arrangements serve the best interests of stockholders because they help to minimize the distraction of management during a potential change in control at a cost that the Compensation Committee believes is both appropriate and reasonable.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal 2013 and this Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Narendra K. Gupta (Chair)

Jeffrey J. Clarke

H. Hugh Shelton

Summary Compensation Table

The following table sets forth the compensation paid to our Named Officers in Fiscal 2013, Fiscal 2012 and Fiscal 2011.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
James M. Whitehurst	2013	789,583	5,739,825	656,000	8,928	7,194,336
President and Chief Executive Officer	2012	764,583	5,563,360	1,423,520	5,583	7,757,046
	2011	750,000	5,517,300	1,134,375	5,539	7,407,214

Charles E. Peters, Jr.	2013	473,750	2,869,921	314,880	8,472	3,667,023
Executive Vice President and Chief Financial Officer	2012	458,750	3,013,490	678,435	7,750	4,158,425
	2011	450,000	2,043,480	538,200	8,094	3,039,774

Paul J. Cormier	2013	473,750	2,869,921	314,880	318	3,658,869
Executive Vice President and	2012	458,750	3,013,490	679,830	325	4,152,395
President, Products and Technology	2011	450,000	3,269,546	535,500	39	4,255,085

Arun Oberoi	2013	360,543	2,582,924	305,040	8,385	3,256,892
Executive Vice President of Global Sales and Services

Michael R. Cunningham	2013	418,750	2,295,926	278,800	8,367	3,001,843
Executive Vice President and General Counsel	2012	405,833	2,318,070	601,470	7,689	3,333,062
	2011	400,000	2,043,480	491,200	7,514	2,942,194

(1)	Annual base salaries were increased in Fiscal 2013, effective as of August 1, 2012, as follows: Mr. Whitehurst-$800,000, Mr. Peters-$480,000, Mr. Cormier-$480,000 and Mr. Cunningham-$425,000. The annual base salary for Mr. Oberoi was set at $465,000 effective as of May 23, 2012, his date of hire.
(2)	Amounts in this column represent the aggregate grant date fair value of RSA and PSU awards granted to Named Officers in each fiscal year listed as determined in accordance with FASB ASC Topic 718 and are consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported fair value is the value at the grant date based upon probable outcome of such conditions. For Fiscal 2013, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst-$6,850,598, Mr. Peters-$3,425,402, Mr. Cormier-$3,425,402, Mr. Oberoi-$3,082,800 and Mr. Cunningham-$2,740,198. For Fiscal 2012, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst-$6,976,000, Mr. Peters-$3,778,725, Mr. Cormier-$3,778,725 and Mr. Cunningham-$2,906,725. For Fiscal 2011, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards), assuming achievement of maximum (200%) payout: Mr. Whitehurst-$5,275,800, Mr. Peters-$1,954,039, Mr. Cormier-$3,126,439 and Mr. Cunningham-$1,954,039.
(3)	Amounts in this column represent amounts earned under the EVC Plan based on fiscal year performance. For additional information regarding the awards see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Annual Cash Bonus”.
(4)	Amounts in this column consist of Company-paid 401(k) matching contributions and Company-paid premiums for life insurance and accidental death and disability benefits in each fiscal year that are generally available to all employees.

Employment and Indemnification Arrangements with Named Officers

Each of our Named Officers has entered into employment or related agreements with us that are described in more detail below.

Chief Executive Officer

Mr. Whitehurst and the Company entered into an Executive Employment Agreement, dated as of December 19, 2007, as amended from time to time, (“2007 Executive Employment Agreement”) pursuant to which Mr. Whitehurst receives a base salary the amount of which is determined by the Compensation Committee. Additionally, he is eligible to receive an annual incentive bonus in an amount up to 200% of his base salary in effect at the beginning of each fiscal year, as determined in the sole discretion of the Compensation Committee.

Under the 2007 Executive Employment Agreement, the Compensation Committee will also consider the grant of equity awards to Mr. Whitehurst no less frequently than annually.

The provisions of Mr. Whitehurst’s 2007 Executive Employment Agreement governing severance payments are further discussed below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Named Officers

Each of our Named Officers (other than Mr. Whitehurst) entered into an offer letter with us at the time his employment with the Company began. The Company has no continuing obligations under the offer letters.

Indemnification

Each of our Named Officers has entered into an indemnification agreement with the Company. In general, the indemnification agreements provide that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify the Named Officer against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which the Named Officer becomes subject in connection with his or her service as an officer of the Company or in connection with other services performed by him or her at the request of the Company (such as service as a director or officer of a subsidiary of the Company). The indemnification agreements also provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the Named Officer under certain circumstances. The indemnification agreements are not exclusive of any other rights to indemnification or advancement of expenses to which the Named Officer may be entitled, including any rights arising under the Company’s Amended and Restated Certificate of Incorporation, as amended, or our By-Laws, a separate agreement with the Company or applicable law.

Grants of Plan-Based Awards in Fiscal 2013

The following table sets forth information regarding all incentive plan awards granted to our Named Officers during Fiscal 2013.

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Whitehurst	5/31/12	(5)	5/23/12							33,334	1,712,701
	5/31/12	(6)	5/23/12				—	33,333	66,666		1,712,650
	5/31/12	(7)	5/23/12				—	33,333	66,666		2,314,475
			5/23/12	200,000	800,000	1,600,000
Charles E. Peters, Jr.	5/31/12	(5)	5/23/12							16,666	856,299
	5/31/12	(6)	5/23/12				—	16,667	33,334		856,350
	5/31/12	(7)	5/23/12				—	16,667	33,334		1,157,272
			5/23/12	96,000	384,000	768,000
Paul J. Cormier	5/31/12	(5)	5/23/12							16,666	856,299
	5/31/12	(6)	5/23/12				—	16,667	33,334		856,350
	5/31/12	(7)	5/23/12				—	16,667	33,334		1,157,272
			5/23/12	96,000	384,000	768,000
Arun Oberoi	5/31/12	(5)	5/23/12							15,000	770,700
	5/31/12	(6)	5/23/12				—	15,000	30,000		770,700
	5/31/12	(7)	5/23/12				—	15,000	30,000		1,041,524
			5/23/12	93,000	372,000	744,000
Michael R. Cunningham	5/31/12	(5)	5/23/12							13,334	685,101
	5/31/12	(6)	5/23/12				—	13,333	26,666		685,050
	5/31/12	(7)	5/23/12				—	13,333	26,666		925,776
			5/23/12	85,000	340,000	680,000

(1)	These columns show the potential value of the payout for each Named Officer under the EVC Plan as if the threshold, target or maximum goals had been satisfied for the performance measures established for Fiscal 2013 by the Compensation Committee. Actual bonus payments to Named Officers under the EVC Plan for Fiscal 2013 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”
(2)	These columns show the number of shares underlying PSUs granted in Fiscal 2013 that may be earned by each Named Officer if the threshold, target or maximum goals are satisfied. The grant date fair value of PSUs to Named Officers granted in Fiscal 2013, is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards,” and is calculated as described in footnote 4 below.
(3)	Amounts in this column reflect RSAs granted to Named Officers in Fiscal 2013 under the 2004 Long-Term Incentive Plan. The RSAs for Named Officers vest over a four-year period, 25% vesting after one year and the remainder quarterly thereafter over an additional three years. For further discussion see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.” The grant date fair value of RSAs granted to Named Officers in Fiscal 2013 is included in the Grants of Plan-Based Awards in Fiscal 2013 Table above in the column titled “Grant Date Fair Value of Stock Awards.”
(4)	This column reflects the aggregate grant date fair value of the equity awards granted to the Named Officer in Fiscal 2013 as determined in accordance with FASB ASC Topic 718 and is consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported value is the value at the grant date based upon the probable outcome of such conditions.
(5)	Grant date for RSAs
(6)	Grant date for Operating PSUs
(7)	Grant date for Share Price PSUs

Outstanding Equity Awards at End of Fiscal 2013

The following table sets forth information on the current holdings of stock option and stock awards by our Named Officers as of February 28, 2013.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
James M. Whitehurst	87,710	4,456,545	416,011	21,137,519
Charles E. Peters, Jr.	42,710	2,170,095	195,461	9,931,373
Paul J. Cormier	43,959	2,233,557	227,021	11,534,937
Arun Oberoi	15,000	762,150	60,000	3,048,600
Michael R. Cunningham	33,752	1,714,939	164,543	8,360,430

(1)	Amounts in this column reflect RSAs granted to Named Officers and outstanding as of February 28, 2013. All RSAs listed above vest over a four-year period, 25% on the first anniversary date and quarterly thereafter. Information presented aggregates all historical grants of RSAs.
(2)	The market value of the shares was calculated by multiplying the number of shares of common stock by $50.81, the closing price of our common stock on February 28, 2013.
(3)	Amounts in this column reflect PSUs granted to Named Officers and outstanding as of February 28, 2013 and assume payout at the maximum of 200% of target as described in the table entitled “Grants of Plan-Based Awards in Fiscal 2013” above.

Option Exercises and Stock Vested in Fiscal 2013

The following table sets forth information on the number and value of stock options exercised and stock vested during Fiscal 2013 for our Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James M. Whitehurst	400,000	14,088,290	303,757	17,860,189
Charles E. Peters, Jr.	—	—	145,728	8,580,339
Paul J. Cormier	—	—	108,361	6,344,151
Arun Oberoi	—	—	—	—
Michael R. Cunningham	—	—	97,103	5,698,778

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock at the time of exercise.
(2)	The value realized on vesting is based on the closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

Each of our Named Officers is eligible to receive certain payments upon certain types of termination of employment. The details regarding these payments are contained in (i) the Severance Plan, (ii) the Named Officer’s option, PSU and restricted stock award agreements and/or (iii) the Senior Management Change in Control Severance Policy (the “Change in Control Policy”). In addition, Mr. Whitehurst’s 2007 Executive Employment Agreement includes provisions regarding payment upon certain types of termination of employment.

Severance Payments

Chief Executive Officer.    If the Company terminates Mr. Whitehurst’s employment without Cause (as defined in his 2007 Executive Employment Agreement) or if Mr. Whitehurst resigns for Good Reason (as defined in his 2007 Executive Employment Agreement), subject to the Company’s receiving a valid release of claims and Mr. Whitehurst’s compliance with non-compete, non-solicitation, non-disparagement and other covenants, Mr. Whitehurst will be entitled to receive 150% of his then current annualized base salary, and a prorated portion of his then current target bonus, and the Company shall pay the full cost of health care premiums for Mr. Whitehurst and his qualified beneficiaries as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of no longer than 18 months following his termination. In addition, any portion of a prior stock award that is outstanding but unvested and which would otherwise have vested during the subsequent 18 months, will immediately vest. Mr. Whitehurst’s right to exercise any outstanding stock options will end on the earlier of the first anniversary of his termination or the expiration of the option’s maximum term. The non-compete, non-solicitation and non-disparagement covenants expire one year following the termination of Mr. Whitehurst’s employment.

If the Company terminates Mr. Whitehurst’s employment for Cause or Mr. Whitehurst resigns without Good Reason, he will be entitled to payment of his base salary through the date his employment terminates and shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company or as required by law.

Other Named Officers.    If the Company terminates a Named Officer’s (other than Mr. Whitehurst) employment without Good Cause (as defined in the Severance Plan) or if the Named Officer resigns for Good Reason (as defined in the Severance Plan), subject to the Company’s receipt of a valid release of claims and the Named Officer’s compliance with non-compete, non-solicitation, non-disparagement and other covenants, the Named Officer will be entitled to receive (1) 1.8 times his then current annualized base salary and (2) a lump sum payment equal to 100% of the premium for the continuation of health, dental and vision coverage for 12 months for himself and his qualified beneficiaries as provided under COBRA. The non-compete and non-solicitation provisions expire one year following the termination of the Named Officer’s employment. The non-disparagement covenant has no expiration date. In addition, any equity awards with vesting that is not performance-based shall continue to vest and the Named Officer will be able to exercise the equity awards for 180 days following termination. For equity awards with vesting that is performance-based, the Named Officer will enjoy continued status as an employee, solely for purposes of any performance segment under the awards that has begun, but has not been completed, as of the termination date, until the earliest of (i) 180 days following termination, (ii) 10 days after the Compensation Committee determines whether performance has been achieved for the performance segment during which termination occurs and (iii) the expiration of the award. Under the terms of the PSU award agreements, a Named Officer who has been terminated without Good Cause (as defined in the applicable award agreement) will be entitled to receive a prorated portion of earned PSUs for any performance segment that has begun, but has not been completed, as of the termination date. The number of PSUs received under this provision will be based on actual performance for the entire performance segment, and the shares earned shall be delivered to the terminated Named Officer at the same time that they are delivered to Named Officers who continue to be employed by the Company.

If the Company terminates the Named Officer for Good Cause, or if he voluntarily resigns from the Company other than for Good Reason, the Named Officer shall have no further right to receive any compensation or benefits after the termination or resignation, other than compensation or benefits that are generally provided for all salaried employees upon resignation or termination under similar circumstances.

Change in Control Severance Payments

Chief Executive Officer.    If (a) the Company terminates Mr. Whitehurst’s employment without Cause either within three months prior to or upon or within 24 months following a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement) or (b) Mr. Whitehurst terminates his employment for Good Reason upon or within 24 months following the occurrence of a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement), subject to the Company receiving a valid release of claims, he will be entitled to receive (1) 200% of his then current annualized base salary, (2) 200% of his then current target bonus, and (3) a prorated portion of his then current target bonus, and the Company shall pay the full cost of health care premiums as provided under COBRA for Mr. Whitehurst and his qualified beneficiaries for a period of no longer than 24 months following his termination and premiums for term life insurance in the same amount of death benefit protection that he enjoyed under Company-provided life insurance coverage on the date of his termination of employment paid by the Company for a period of 24 months following his termination. In addition, any unvested portion of his outstanding stock awards will immediately vest. In the event that compensation paid to Mr. Whitehurst by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Whitehurst for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Other Named Officers.    Each Named Officer who was employed by the Company on February 28, 2013 (other than Mr. Whitehurst) is a party to stock option, RSA and PSU agreements that provide for accelerated vesting under certain circumstances (described below) after a Change in Control (as defined in the Company’s stockholder-approved 2004 Long-Term Incentive Plan, as amended and restated) of the Company. Upon such a Change in Control of the Company, the Named Officer’s Operating Performance PSUs will be considered earned and either convert into shares of restricted stock or be paid out in shares of common stock as if (x) the Named Officer met the target performance level if the Change in Control occurs during the first or second performance segment and (y) the last performance segment had ended on the last day of the most recently completed fiscal quarter before the date that the Change in Control occurred if the Change in Control occurs during the third performance segment. Upon a Change in Control of the Company, the Share Price Performance PSUs will be considered earned and either convert into shares of restricted stock or be paid out using the per share equivalent of the cash consideration and securities paid or payable to the Company or its stockholders in connection with the Change in Control. PSUs that convert into shares of restricted stock upon a Change in Control vest 25% after the end of the first year, 25% after the end of the second year and 50% at the end of the third year as long as the Named Officer’s relationship with the Company or its successor continues.

Following the Change in Control, if the Named Officer’s restricted stock or stock option grants are assumed or converted in connection with the Change in Control, and if the Named Officer’s relationship with the Company or its successor is terminated within one year after the Change in Control without Good Cause (as defined in the applicable agreements) by the Company or its successor or with Good Reason (as defined in the applicable agreements) by the Named Officer, then unvested restricted stock and stock option grants would vest. If the Named Officer’s RSAs are not assumed or converted in connection with a Change in Control, then the restricted stock would be treated as vested immediately prior to the Change in Control. If the Named Officer’s stock option grants are not assumed or converted in connection with a Change in Control, then the Named Officer would receive a lump sum cash payment in an amount based in part on the fair market value of the shares underlying the stock option grant on the day preceding the Change in Control.

Pursuant to the Change in Control Policy (effective February 22, 2007), each Named Officer who was employed by the Company on February 28, 2013 (other than Mr. Whitehurst) will be eligible for lump sum cash payments if the Named Officer’s employment is terminated under certain circumstances after a Change in Control (as defined in the Change in Control Policy) of the Company. These payments will be in lieu of, and not in addition to, any other cash severance payments to which a Named Officer may be entitled. Under the Change in Control Policy, if, within one year after the Change in Control, the Company or its successor terminates the Named Officer without Good Cause (as defined in the Change in Control Policy) or the Named Officer terminates his employment with Good Reason (as defined in the Change in Control Policy), then the Named Officer will be eligible to receive:

•

a lump sum payment equal to two times the sum of the Named Officer’s then current annual base salary plus an amount equal to the average of the annual bonuses earned by the Named Officer during the two previous fiscal years;

•

continuation of the Named Officer’s and his qualified beneficiaries’ coverage under the Company’s welfare benefit plans as in effect on the date of termination until the earlier of two years following the date of termination or the date the Named Officer or his qualified beneficiaries become eligible for comparable benefits from another employer; provided, however, the Named Officer must continue to contribute the employee share of premiums, as from time to time applicable to employees of the Company generally, in order to continue such coverage; and

•

a pro-rata incentive bonus, if any, to which he would have been entitled in accordance with the Company’s annual bonus plan calculated through the Named Officer’s termination, but based on the targets achieved prior to the Named Officer’s date of termination.

In the event that compensation paid to the Named Officer by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Peters, Mr. Cormier and Mr. Cunningham for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Since December 2007, the Company has not entered into any new, or modified any existing, provisions that provide for the Company to reimburse any individual for the amount of any excise tax paid under Section 4999, or made any other material modifications to the Change in Control Policy.

Potential Payments Upon Termination or Change in Control Table

The following table sets forth information on the potential payments to Named Officers upon termination or change of control of the Company, assuming the termination or change of control took place on February 28, 2013, the last business day of Fiscal 2013, and calculated as described above in the section entitled “Potential Payments Upon Termination or Change in Control.” Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ from those set forth below.

		Accelerated Vesting of Long-Term Incentive Plan Awards
Name	Cash Severance Payment ($) (1)	Restricted Stock ($) (2)	PSUs ($) (3)	Welfare Benefits ($) (4)	Excise Gross Up Payment ($) (5)	Total ($)
James M. Whitehurst
• Termination Without Cause	2,000,000	2,831,590	3,591,179	22,500	—	8,445,269
• Termination With Good Reason	2,000,000	2,831,590	3,591,179	22,500	—	8,445,269
• Change in Control With Termination Without Cause or With Good Reason	4,000,000	4,186,490	6,479,408	33,934	—	14,699,832
Charles E. Peters, Jr.
• Termination Without Good Cause	864,000	598,034	677,478	15,000	—	2,154,512
• Termination With Good Reason	864,000	598,034	—	15,000	—	1,477,034
• Change in Control With Termination Without Good Cause or With Good Reason	2,176,635	2,048,049	3,395,217	30,000	—	7,649,901
Paul J. Cormier
• Termination Without Good Cause	864,000	576,846	677,478	15,000	—	2,133,324
• Termination With Good Reason	864,000	576,846	—	15,000	—	1,455,846
• Change in Control With Termination Without Good Cause or With Good Reason	2,175,330	2,079,755	3,395,217	30,000	—	7,680,302
Arun Oberoi
• Termination Without Good Cause	837,000	190,538	114,323	15,000	—	1,156,861
• Termination With Good Reason	837,000	190,538	—	15,000	—	1,042,538
• Change in Control With Termination Without Good Cause or With Good Reason	1,674,000	762,150	1,236,989	30,000	—	3,703,139
Michael R. Cunningham
• Termination Without Good Cause	765,000	455,156	525,043	15,000	—	1,760,199
• Termination With Good Reason	765,000	455,156	—	15,000	—	1,235,156
• Change in Control With Termination Without Good Cause or With Good Reason	1,942,670	1,608,746	2,653,954	30,000	—	6,235,370

(1)	Amounts in this column are based on base salary as of February 28, 2013 and amounts received under our annual cash bonus plan for Fiscal 2012 and Fiscal 2011. For purposes of determining the amount of the pro-rated annual cash bonus for Fiscal 2013 to be paid to the Named Officers other than Mr. Whitehurst upon a Change in Control With Termination Without Good Cause or With Good Reason, amounts are equal to the annual cash bonus amounts actually paid in respect of Fiscal 2013 performance.
(2)	Amounts in this column are equal to the value of RSAs outstanding that would vest upon the triggering event described in the leftmost column, based on the $50.81 closing price per share of our common stock on February 28, 2013. We have assumed that Mr. Whitehurst signed a release in favor of the Company on February 28, 2013. We have assumed that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 28, 2013.
(3)	Amounts in this column are equal to the value of all forms of PSUs outstanding that would be distributed upon the triggering event described in the leftmost column, based on the $50.81 closing price per share of our common stock on February 28, 2013. Upon a Change in Control With Termination Without Good Cause or With Good Reason, for each Named Officer we have assumed that (i) Operating Performance PSU awards would vest at the target level less any amounts previously paid out under the award and (ii) Share Price Performance PSU awards would vest based on the relative performance of our common stock based on the $50.81 closing price per share of our common stock on February 28, 2013. For Mr. Whitehurst, upon a Termination Without Cause or With Good Reason, the value of shares underlying PSUs that are shown in this table has been calculated based on the Company’s actual performance for the performance segments that ended on February 28, 2013 and at target for all other performance segments. We have also assumed that Mr. Whitehurst signed a release in favor of the Company on February 28, 2013. We have assumed that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 28, 2013. Upon a Termination Without Good Cause, the value of the prorated shares underlying PSUs for each Named Officer except for Mr. Whitehurst has been calculated based on the Company’s actual performance in Fiscal 2013.
(4)	Amounts in this column were calculated using an assumed total cost of welfare benefits of $15,000 per year. Mr. Whitehurst’s welfare benefits also include an annual cost of $1,967 to continue his life insurance that he would receive upon a Change in Control With Termination Without Cause or With Good Reason.
(5)	For purposes of determining whether any payment received by a Named Officer upon a Change in Control With Termination Without Good Cause or With Good Reason would constitute an “excess parachute payment” subject to an excise tax under Section 4999 of the Code, the acceleration value of vested RSAs was calculated using the applicable federal rates published by the Internal Revenue Service. For purposes of calculating the amount of any excise tax gross-up payment that the Company could potentially owe to a Named Officer, we assumed an individual tax rate of 48.8%.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of February 28, 2013.

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights ($) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (4)
Equity compensation plans approved by security holders	6,694,902	34.63	23,611,763
Equity compensation plans not approved by security holders (5)	28,123	45.73	9,516
Total	6,723,025		23,621,279

(1)	A total of 452,687 shares representing options and a total of 6,698,103 full value awards (DSUs, RSUs, PSUs, and RSAs) were outstanding as of February 28, 2013; however, the table excludes an aggregate of 427,765 shares broken out as follows: (i) 114,938 shares of common stock with a weighted-average exercise price of $2.33 per share that are issuable upon exercise of options issued under compensation plans assumed in connection with the acquisition of the following entities: JBoss, Inc., Sistina Software, Inc., Makara, Inc. and Gluster and (ii) an aggregate of 312,827 shares of common stock underlying outstanding RSAs under the 2004 Long-Term Incentive Plan which are subject to forfeiture and would become available for future issuance if service conditions are not satisfied.
(2)	The shares represented in this column include awards of stock options, RSUs, DSUs and PSUs. For purposes of this table, shares underlying PSUs are calculated assuming payout at the maximum of 200% of the target as described in the “Grants of Plan-Based Awards in Fiscal 2013” table above, even though the actual payout amount may be less than the maximum. For a discussion of PSUs see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.” Such outstanding awards were issued under stockholder-approved plans as follows: (i) 6,597,842 shares of common stock issuable under the 2004 Long-Term Incentive Plan and (ii) 97,060 shares of common stock issuable under the Company’s 1999 Stock Option and Incentive Plan (no additional shares of common stock remain available for future issuance under this plan). Please refer to Footnote 5 for information regarding outstanding awards issued under equity compensation plans which have not been approved by stockholders.
(3)	The weighted average exercise price in Column (b) excludes: (i) a total of 6,669,980 full value awards (RSAs, DSUs, PSUs and RSUs) issued under the 2004 Long-Term Incentive Plan with no exercise price but with a weighted average fair market value of $44.85 and a total of 28,123 RSUs issued under the Makara, Inc. 2008 Equity Incentive Plan (the “Makara Plan”) with no exercise price but with a weighted average fair market value of $45.73.
(4)	Consists of 23,611,763 shares of common stock remaining available for future issuance under the 2004 Long-Term Incentive Plan and 9,516 shares of common stock remaining available for future issuance under the Makara Plan (excluding shares reflected in Column (a)). Full-value awards issued under the 2004 Long-Term Incentive Plan after August 2012 reduce the number of securities remaining at a rate of 1.7 shares for each full value share awarded. Awards granted August 2008 through July 2012 reduce the number of securities remaining available under the plan on a one-for-one basis. Awards granted August 2006 through July 2008 reduce the number of securities remaining at a rate of 1.6 shares for each full value share awarded. A total of 6,669,980 shares underlying full value awards have been issued and are reflected as outstanding in Column (a), however, 9,417 of these shares have been deducted from the plan at a rate of 1.6 shares for each full value share awarded, and 1,825,870 of these shares have been deducted from the plan at a rate of 1.7 shares for each full value share awarded resulting in a total additional debit of 1,283,759 shares.
(5)

In connection with our acquisition of Makara, Inc., we assumed unvested stock options issued by Makara, Inc. on an as-converted basis of which 3,857 shares remain outstanding (the “Assumed Options”). Each Assumed Option continues to have the same terms and conditions in effect prior to the acquisition, except that the number of shares to be received upon exercise of such Assumed Option and the exercise price of each Assumed Option were adjusted in accordance with the transaction terms. RSUs from the Makara Plan representing 68,869 shares were granted to employees of Makara, Inc. following the transaction closing date in satisfaction of the terms of the merger agreement and to induce continued employment with the Company. Please see the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010 and “Other Stock Plans” below for additional information regarding the Makara Plan. An aggregate of 9,516 shares of Red Hat common stock remain available for future issuance under this plan.

Other Stock Plans

Makara Plan

A brief summary of the Makara Plan is outlined below. The following summary is not a complete description of all the provisions of the Makara Plan and is qualified in its entirety by reference to the Makara Plan and related documents, copies of which are attached as Exhibits 99.1 through 99.6 of the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010.

Purpose.    The Makara Plan allows Red Hat to provide Eligible Participants (as defined below) who are selected to receive awards under the Makara Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor in retaining and motivating employees who joined Red Hat through the Makara acquisition whose present and potential contributions are important to Red Hat.

Key Provisions.

•

Eligible Participants: Directors, employees, consultants and advisors of the Company or an affiliate of the Company hired after November 19, 2010 (the “Acquisition Date”) or individuals employed by Makara, Inc. prior to the Acquisition Date in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted).

•

Shares Originally Authorized Under the Plan, Shares Assumed, and Grant History: As of the Acquisition Date, Makara shareholders had authorized a total of 2,625,761 shares under the Makara Plan. Red Hat assumed a total of 93,201 shares on an as-converted basis consisting of:

(i)	21,943 unvested options to purchase Makara common stock that were outstanding immediately prior to the Acquisition Date and that were assumed by the Company and converted into options to purchase the Company’s common stock subject to the same vesting and other conditions that applied to the Makara options immediately prior to the acquisition. All options were granted at fair market value on the date of grant pursuant to the terms of the Makara Plan.

(ii)	71,258 shares available for future issuance under the Makara Plan. Red Hat awarded 68,869 shares in the form of RSUs vesting 25% annually over four years to individuals employed by Makara prior to the Acquisition Date as inducement to continue employment with Red Hat. As of February 28, 2013 there were 9,516 shares available for issuance under the Makara Plan.

Administration.    The Makara Plan is administered by the Company’s Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board, and except as limited by the Makara Plan, the Compensation Committee may exercise all discretion delegated to it under the Makara Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted), determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Makara Plan and establish, amend and rescind any rules relating to the Makara Plan. The Compensation Committee may, under the Makara Plan, delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company, subject to certain conditions and exceptions.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in Fiscal 2013 a team composed of senior members of our equity compensation team and human resources and legal departments inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with the Compensation Consultant on executive compensation design matters. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

OTHER MATTERS

Stockholder Proposals

Stockholders may submit proposals for consideration at our 2014 Annual Meeting of Stockholders (“2014 Annual Meeting”).

To be considered for inclusion in next year’s proxy statement, your proposal must be submitted in accordance with the SEC’s Rule 14a-8 and must be received by our Corporate Secretary at our principal executive offices no later than                     , 2014.

If you wish to submit a matter for consideration at our 2014 Annual Meeting that is not intended to be included in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2014 Annual Meeting (including any stockholder proposal or director nomination), written notice consistent with our By-Laws must be delivered to our Corporate Secretary no later than the close of business on April 10, 2014, nor earlier than March 11, 2014. However, if the date of our 2014 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the date of the 2013 Annual Meeting, your notice will be timely if it is received not earlier than the 90th day prior to the date of our 2014 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the date of our 2014 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of our 2014 Annual Meeting is first made.

All matters submitted must comply with the applicable requirements or conditions established by the SEC and our By-Laws. Proposals should be addressed to: Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina, 27601, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% holders are then required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during Fiscal 2013 all filings required to be made by reporting persons were timely made.

APPENDIX A

PROPOSED AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF RED HAT, INC.

SEVENTH.

1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

~~2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.~~

~~3.~~2. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of the Corporation.

~~4.~~3. Terms of Office. Commencing with the annual meeting of stockholders held in 2014, directors shall be elected annually by the stockholders entitled to vote thereon for terms expiring at the next succeeding annual meeting of stockholders; provided, however, that any director elected or appointed prior to the 2014 annual meeting of stockholders shall complete the three-year term to which such director has been elected or appointed. The term for each Class III director shall expire at the 2014 annual meeting of stockholders; the term for each Class I director shall expire at the 2015 annual meeting of stockholders; and the term for each Class II director shall expire at the 2016 annual meeting of stockholders. The division of directors into classes shall terminate at the 2016 annual meeting of stockholders.~~Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending February 29, 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending February 28, 2001; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending February 28, 2002.~~

~~5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director’s current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.~~

~~6.~~4. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

A-1

~~7.~~5. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall be appointed for a term expiring at ~~hold office until~~ the next ~~election of the class for which such director shall have been chosen~~ succeeding annual meeting of stockholders and shall remain in office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

~~8.~~6. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

~~9.~~7. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation’s by-laws.

~~10.~~8. Removal. Any ~~one or more or all of the~~ director~~s~~ serving in a class of directors for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only with cause, and all other directors may be removed with or without cause. Any director may be removed, whether with or without cause, only by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of the shares of capital stock of the Corporation then entitled to vote thereon~~at an election of directors~~. ~~Directors may not be removed without cause.~~

~~11.~~9. Stockholder Nominations and Introduction of Business Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the bylaws of the Corporation.

~~12.~~10. Rights of Preferred Stock. The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

A-2

APPENDIX B

PROPOSED AMENDED AND RESTATED

BY-LAWS

OF

RED HAT, INC. (the “Corporation”)

As of             , 2013~~April 21, 2010~~

B-i

B-ii

B-iii

AMENDED AND RESTATED

BY-LAWS

OF

RED HAT, INC. (the “Corporation”)

ARTICLE I.

STOCKHOLDERS

1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Chairman of the Board (if any), the board of directors of the Corporation (the “Board of Directors”), the Chief Executive Officer or the President or, if not so designated, at the registered office of the Corporation.

1.2 ANNUAL MEETING. The annual meeting of stockholders shall be held on a date to be fixed by the Chairman of the Board (if any), Board of Directors, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Chairman of the Board, the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting.

1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time only by the Chairman of the Board (if any), a majority of the Board of Directors, the Chief Executive Officer or the President, and may not be called by any other person or persons. Special meetings of stockholders shall be held at such place, on such date and at such time as shall be fixed by the Board of Directors or the person calling the meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

1.4 NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

1.5 VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6 QUORUM. Except as otherwise provided by law, the Corporation’s Certificate of Incorporation, as such may be amended from time to time, or these Amended and Restated By-Laws, as such may be amended from time to time (the “Restated By-Laws”), the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum has been established for the purpose of conducting the meeting, a quorum shall be deemed to be present for the purpose of all votes to be conducted at such meeting, provided that where a separate vote by a class or classes, or series thereof, is required, a majority of the voting power of the shares of such class or classes, or series, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

1.7 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Restated By-Laws, whether or not a quorum exists, by a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, or by the chairman of the meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the date, time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8 VOTING AND PROXIES. At any meeting of the stockholders, each stockholder shall have one vote for each share of stock entitled to vote at such meeting held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation or required by law. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by such stockholder or his or her authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

In the election of directors, voting shall be by written ballot, and for any other action, voting need not be by ballot.

The Corporation may, and to the extent required by law or the Certificate of Incorporation, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at such meeting may, and to the extent required by law or the Certificate of Incorporation, shall, appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

1.9 ACTION AT MEETING. When a quorum is present at any meeting of stockholders, the holders of a majority in voting power of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority in voting power of the stock of that class present or represented and voting on such matter) shall decide any matter to be voted upon by the stockholders at such meeting (other than the election of directors), except when a different vote is required by express provision of law, the Certificate of Incorporation or these Restated By-Laws.

At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast with respect to the director nomineeprovided, however, that if, as of a date that is five (5) business days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 1.9, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director. If, for any cause, the entire Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Restated By-Laws.

1.10 NOTICE OF BUSINESS AND NOMINATIONS.

A. NOMINATIONS OF DIRECTORS.

(1) Except for (a) any directors entitled to be elected by the holders of Preferred Stock, (b) any directors elected in accordance with Section 2.5~~7~~ hereof by the Board of Directors to fill a vacancy or newly-created directorship or (c) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in Section 1.10(A) shall be eligible for election as directors. Subject to the additional requirements described in the last sentence of this paragraph, nominations of persons for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (x) was a stockholder of record on the date of the giving of the notice provided for in this Section 1.10(A) and on the record date for the determination of stockholders entitled to vote at such meeting, (y) is entitled to vote at the meeting and (z) timely complies with the notice procedures set forth in Sections 1.10(A) and 1.10(C). A stockholder may nominate persons for election as directors at a special meeting of stockholders only if the Corporation’s notice of meeting relating to such meeting specifies that directors shall be elected at such meeting and any nomination made by the stockholder is for election to such position(s) as specified in the Corporation’s notice of meeting.

(2) To be timely, a stockholder’s notice pursuant to Section 1.10(A) must be received by the Secretary at the principal executive offices of the Corporation as follows: (a) in the case of an election of directors at an annual meeting of stockholders, not later than the close of business on the one hundred twentieth (120th) day nor earlier than the one hundred fiftieth (150th) day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if either (i) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (x) the sixtieth (60th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; or (b) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined that directors shall be elected at such meeting, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting and (ii) the tenth (10th) day following the day on which public announcement of the date of such special meeting is first made.

(3) The stockholder’s notice to the Secretary shall set forth: (a) as to each proposed nominee (i) such person’s name, age, business address and, if known, residence address, (ii) such person’s principal occupation or employment, (iii) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, beneficially owned by such person, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person with respect to shares of stock of the Corporation, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (vi) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially and of record, by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (vii) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (X) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (Y) otherwise to solicit proxies from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (a)(i)-(v) and (b)(i)-(v) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines.

B. NOTICE OF BUSINESS AT ANNUAL MEETINGS.

(1) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Sections 1.10(A) and 1.10(C) must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under

Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Sections 1.10(B) and 1.10(C), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.

(2) To be timely, a stockholder’s notice pursuant to Section 1.10(B)(1) must be received in writing by the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the one hundred fiftieth (150th) day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if either (i) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (x) the sixtieth (60th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

(3) The stockholder’s notice to the Secretary shall set forth: (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Restated By-laws, the exact text of the proposed amendment), and (iii) the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially and of record, by such stockholder and such beneficial owner, (iii) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (iv) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (vi) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vii) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (viii) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (X) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (Y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (a)(iii) and (b)(i)-(vi) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date.

C. GENERAL.

(1) The chairman of any meeting shall have the power and duty to determine whether a nomination was made or business was properly brought before the meeting, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with the representations with respect thereto required by this Section 1.10) and, if the chairman should determine that a nomination or business was not made or properly brought before the meeting in accordance with the provisions of this Section 1.10, the chairman shall so declare to the meeting and such nomination or proposal shall not be brought before the meeting. A stockholder shall not have complied with this Section 1.10 if the stockholder (or beneficial owner, if any, on whose behalf the nomination or proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in contravention of the representations with respect thereto required by Section 1.10(A) or 1.10(B), as the case may be.

(2) In no event shall the adjournment or postponement of a meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(3) Except as otherwise required by law, nothing in this Section 1.10 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or proposal submitted by a stockholder.

(4) Notwithstanding the foregoing provisions of this Section 1.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or business, as the case may be, such nomination or business shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee or business may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be authorized by a valid and legally binding written instrument executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument, or a reliable reproduction of the written instrument, at the meeting of stockholders.

(5) For purposes of this Section 1.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(6) Notwithstanding the foregoing provisions of this Section 1.10, (i) the requirements of this Section 1.10 shall not apply to a stockholder proposal if a stockholder has notified the Corporation of his or her intention to present such stockholder proposal at an annual meeting only pursuant to an in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting and (ii) nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE II.

DIRECTORS

2.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board of Directors until the vacancy is filled. Without limiting the foregoing, the Board of Directors may:

(a)	declare dividends from time to time in accordance with law;

(b)	purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c)	authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

(d)	remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e)	confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f)	adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees, consultants and agents of the Corporation and its subsidiaries as it may determine;

(g)	adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees, consultants and agents of the Corporation and its subsidiaries as it may determine; and

(h)	adopt from time to time regulations, not inconsistent herewith, for the management of the Corporation’s business and affairs.

2.2 NUMBER; ELECTION AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Except as otherwise expressly provided in these Restated By-laws, the directors shall be elected at the annual meeting of stockholders (or, if so determined by the Board of Directors pursuant to Section 1.10 hereof, at a special meeting of stockholders), by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

~~CLASSES OF DIRECTORS.~~

~~Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.~~

2.3 TERMS IN OFFICE. Commencing with the annual meeting of stockholders held in 2014, directors (~~Subject to the rights of~~other than those who may be elected by the holders of any series of Preferred Stock) ~~to elect directors, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.~~ shall be elected annually by the stockholders entitled to vote thereon for terms expiring at the next succeeding annual meeting of stockholders; provided, however, that any director elected or appointed prior to the 2014 annual meeting of stockholders shall complete the three-year term to which such director has been elected or appointed. The term for each Class III director shall expire at the 2014 annual meeting of stockholders; the term for each Class I director shall expire at the 2015 annual meeting of stockholders; and the term for each Class II director shall expire at the 2016 annual meeting of stockholders. The division of directors into classes shall terminate at the 2016 annual meeting of stockholders.

~~ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS.~~

~~Subject to the rights of holders of any series of Preferred Stock to elect directors, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director’s current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors, subject to the second sentence of Section 2.3. To the extent possible, consistent with~~

~~the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director.~~

2.4 TENURE. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.5 VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement thereof, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if any, and a director chosen to fill a position resulting from an increase in the number of directors shall be appointed for a term expiring at~~hold office until~~ the next succeeding annual meeting of ~~stockholderselection of directors of the class for which such director was chosen and~~stockholders and shall remain in office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.6 RESIGNATION. Any director may resign by delivering his or her written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.7 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.

2.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board (if any), the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

2.9 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by delivering written notice by electronic transmission or by hand, to his or her last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence in person at such meeting.

2.11 QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.12 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Restated By-Laws.

2.13 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to such action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.

2.14 REMOVAL. Unless otherwise provided in the Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock, any ~~one or more or all of the~~ director~~s~~ serving in a class of directors for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only with cause and all other directors may be removed with or without cause. Any director may be removed, whether with or without cause, only by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of the shares of capital stock of the Corporation then entitled to vote thereon~~at an election of directors~~. ~~Directors may not be removed without cause.~~

2.15 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine or as provided herein, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Restated By-Laws for the Board of Directors. Adequate provisions shall be made for notice to members of all meeting of committees. One-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.17 AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, the Certificate of Incorporation or these Restated By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of a least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors ~~or class of directors~~ shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 2.

ARTICLE III.

OFFICERS

3.1 ENUMERATION. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including, but not limited to, a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 ELECTION. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3 QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Restated By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until his or her earlier death, resignation or removal.

3.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his or her written resignation to the Chairman of the Board (if any), to the Board of Directors at a meeting thereof, to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

3.7 CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors.

3.8 PRESIDENT. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, and provided that there is no Chairman of the Board or that the Chairman and Vice-Chairman, if any, are not available, the President shall preside at all meetings of the stockholders, and, if a director, at all meetings of the

Board of Directors. Unless the Board of Directors has designated another officer as the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

3.9 VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and, when so performing, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. Unless otherwise determined by the Board of Directors, any Vice President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

3.10 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Restated By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts for such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12 SALARIES. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.13 ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE IV.

CAPITAL STOCK

4.1 ISSUANCE OF STOCK. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any issued, authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2 CERTIFICATES OF STOCK. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such stockholder in the Corporation registered in certificate form. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on such certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Restated By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of such certificate either the full text of such restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or, with respect to Section 151 of the Delaware General Corporation Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3 TRANSFERS. Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Restated By-laws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares, properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Restated By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Restated By-Laws.

4.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the President may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the President may require for the protection of the Corporation or any transfer agent or registrar.

4.5 RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (to the extent permitted by the Certificate of Incorporation and these Restated By-laws) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V.

GENERAL PROVISIONS

5.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

5.2 CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3 NOTICES. Except as otherwise specifically provided herein or required by law or the Certificate of Incorporation, all notices required to be given to any stockholder, director, officer, employee or agent of the Corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.

5.4 WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Restated By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, facsimile transmission or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.5 EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

5.6 FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Restated By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

5.7 RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

5.8 TIME PERIODS. In applying any provision of these Restated By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.9 CERTIFICATE OF INCORPORATION. All references in these Restated By-Laws to the Certificate of Incorporation shall be deemed to refer to the Fourth~~Third~~ Amended and Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.10 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

5.11 SEVERABILITY. Any determination that any provision of these Restated By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Restated By-Laws.

5.12 PRONOUNS. All pronouns used in these Restated By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the persons or persons so designated may require.

ARTICLE VI.

AMENDMENTS

6.1 BY THE BOARD OF DIRECTORS. Except as is otherwise set forth in these Restated By-Laws, these Restated By-Laws may be altered, amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2 BY THE STOCKHOLDERS. Except as otherwise set forth in these Restated By-Laws, these Restated By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

ARTICLE VII.

INDEMNIFICATION

7.1 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, trustee, partner, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against all liability, losses, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, trustee, partner, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

7.3 SUCCESS ON THE MERITS. To the extent that any person referred to in Sections 7.1 or 7.2 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 AUTHORIZATION. Any indemnification under Sections 7.1, 7.2 or 7.3 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, partner, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.1 and 7.2. Such determination shall be made: (a) by the Board of Directors, by a majority vote of directors who are not parties to such action, suit or proceeding (whether or not a quorum), or (b) if there are no disinterested directors or if a majority of disinterested directors so directs, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, or (c) by the stockholders.

7.5 EXPENSE ADVANCE. Expenses (including attorneys’ fees) incurred by a current or former officer or director of the Corporation (regardless if such expenses were incurred in such person’s capacity as an officer or director of the Corporation or, while a director or officer of the Corporation and at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity) in defending any pending or threatened civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 NONEXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.7 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any liability asserted against and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or Section 145 of the Delaware General Corporation Law.

7.8 “THE CORPORATION.” For the purposes of this Article, references to “the Corporation” shall include the resulting corporation and, to the extent that the Board of Directors of the resulting corporation so decides, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

7.9 OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise or non-profit entity or from insurance.

7.10 OTHER DEFINITIONS. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, trustee, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.11 CONTINUATION OF INDEMNIFICATION. The rights conferred upon directors, trustees, partners, officers, employees or agents in this Article VII shall vest at the time an individual becomes a director, trustee, partner, officer, employee or agent and shall be contract rights. Such rights shall continue as to a director, trustee, partner, officer, employee or agent who has ceased to be a director, trustee, partner, officer, employee or agent and shall be binding upon and inure to the benefit of such director’s, trustee’s, partner’s, officer’s, employee’s and agent’s heirs, personal representatives and estate. Any amendment, alteration or repeal of this Article VII that adversely affects any right of directors, trustees, partners, officers, employees and agents shall be prospective only and shall not limit or eliminate any such right with respect to any action, suit or proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01NQRD 1 U P X + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed and FOR Proposals 2 – 5. 01 - W. Steve Albrecht 02 - Jeffrey J. Clarke 03 - H. Hugh Shelton 1. Election of Directors: For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2014 4. To approve an amendment to Red Hat’s Certificate of Incorporation to phase out Red Hat’s classified Board of Directors For Against Abstain 3. To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 5. To approve an amendment and restatement of Red Hat’s By-Laws to phase out Red Hat’s classified Board of Directors 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 1 6 5 4 2 1 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENTLINE SACKPACK qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 7, 2013. Vote by Internet Go to www.investorvote.com/RHT Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Notice of 2013 Annual Meeting of Stockholders 100 East Davie Street, Raleigh, NC 27601 Proxy Solicited by Board of Directors for Annual Meeting – August 8, 2013 Paul Argiry, Brandon Asbill and Mark Cook or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Red Hat, Inc. to be held on August 8, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director nominees listed and FOR Proposals 2 - 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) . Proxy — Red Hat, Inc. 2013 Annual Meeting of Stockholders Red Hat, Inc. Thursday, August 8, 2013 at 9:00 a.m. Local Time Red Hat Tower 100 East Davie Street, Raleigh, NC 27601 Upon arrival, please present photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q